UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CHEVRON CORPORATION

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2018 Proxy Statement

Notice of 2018 Annual Meeting of Stockholders

to Be Held on May 30, 2018

2018 Notice of the Chevron Corporation Annual Meeting of Stockholders

Wednesday, May 30, 2018

8:00 a.m. PDT

Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324

Record Date

Monday, April 2, 2018

Agenda

•	Elect 10 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of the independent registered public accounting firm;

•	Vote on a Board proposal to approve, on an advisory basis, named executive officer compensation;

•	Vote on seven Rule 14a-8 stockholder proposals, if properly presented; and

•	Transact any other business that may be properly brought before the Annual Meeting by or at the direction of the Board.

Admission

Stockholders or their legal proxy holders may attend the Annual Meeting. Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders.

Important Notice Regarding Admission to the 2018 Annual Meeting

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from Chevron’s Corporate Governance Department. Admission letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 24, 2018. For complete instructions for preregistering and obtaining an admission letter, see page 84 of this Proxy Statement.

Voting

Stockholders owning Chevron common stock at the close of business on Monday, April 2, 2018, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 80 through 81 of this Proxy Statement for information about voting at the Annual Meeting.

Distribution of Proxy Materials

On Tuesday, April 10, 2018, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access our Proxy Materials and vote on the Internet, or (3) for stockholders who receive materials electronically, an email with instructions to access our Proxy Materials and vote on the Internet.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

Proxy Statement

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2018 Annual Meeting of Stockholders to be held on Wednesday, May 30, 2018, at 8:00 a.m. PDT at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California, and at any postponement or adjournment of the Annual Meeting.

In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “the Company,” “the Corporation,” or “Chevron.”

Items of Business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s Recommendation	Vote Required
• Item 1: Elect 10 Directors named in this Proxy Statement	Vote FOR	Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.
• Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote FOR	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
• Item 3: Vote to approve, on an advisory basis, named executive officer compensation	Vote FOR
• Items 4–10: Vote on seven stockholder proposals, if properly presented	Vote AGAINST

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 10, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Item 1 or Items 3 through 10 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

We are not aware of any matters that are expected to be presented for a vote at the Annual Meeting other than those described above. If any other matter should properly be brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information—Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chairman or his designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2018 Annual Meeting” section of the 2017 Proxy Statement.

Chevron Corporation—2018 Proxy Statement	1

Election of Directors (Item 1 on the Proxy Card)

For several years, the Board Nominating and Governance Committee (the “Committee”) has been planning for the 2018 retirements of Linnet F. Deily and Robert E. Denham under Chevron’s mandatory Director Retirement Policy contained in our Corporate Governance Guidelines. In light of planned retirements, the recent retirements of Jon M. Huntsman Jr. and John S. Watson, and the Board’s operating requirements, the Committee recommended a Board size of 10. All of the 10 nominees are current Directors. Each nominee, other than Messrs. Frank and Umpleby, was previously elected at Chevron’s 2017 Annual Meeting of Stockholders.

Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director—a circumstance we do not anticipate—the Board by resolution may reduce the number of Directors or choose a substitute. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and that no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

Director Election Requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominee who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board.

The Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

Director Qualifications and Nomination Processes

The Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	a commitment to building stockholder value;

•	business acumen and broad experience and expertise at the policy-making level in one or more of the areas of particular consideration indicated below;

•	the ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	sufficient time to effectively carry out duties as a Director; and

•	independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

The Committee regularly reviews the appropriate skills and characteristics required of Directors in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders.

When conducting its review of the appropriate skills and qualifications desired of Directors, the Committee particularly considers:

•	leadership experience in business as a chief executive officer, senior executive, or leader of significant business operations;

•	expertise in science, technology, engineering, research, or academia;

•	extensive knowledge of governmental, regulatory, legal, or public policy issues;

•	expertise in finance, financial disclosure, or financial accounting;

•	experience in global business or international affairs;

•	experience in environmental affairs;

•	service as a public company director;

•	diversity of age, gender, and ethnicity; and

•	such other factors as the Committee deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability.

2	Chevron Corporation—2018 Proxy Statement

ELECTION OF DIRECTORS

These skills, experiences, and expertise are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

CEO / Senior Executive / Leader of Significant Operations	• Chevron employs more than 48,000 employees in business units throughout the world. Chevron’s operations involve complex organizations and processes, strategic planning, and risk management.
Science / Technology / Engineering / Research / Academia

•  Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas. Our business processes are complex and highly technical.

Government / Regulatory / Legal / Public Policy

•  Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.

Finance / Financial Disclosure / Financial Accounting	• Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.
Global Business / International Affairs

•  Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.

Environmental

•  We place the highest priority on the health and safety of our workforce and protection of our assets, communities, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations.

The Board seeks to achieve diversity of age, gender, and ethnicity and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts demonstrate the Board’s commitment to diversity of backgrounds and Board refreshment. Since the last Annual Meeting, the Board elected Messrs. Frank and Umpleby to the Board.

Strong Board Diversity	Strong Board Refreshment

Chevron Corporation—2018 Proxy Statement	3

ELECTION OF DIRECTORS

The following matrix displays the most significant skills and qualifications that each Director possesses. The Committee reviews this matrix periodically to ensure that the Board maintains a balance of knowledge and experience.

The Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and from time to time, the Committee may engage a third-party consultant to assist in identifying potential candidates. The Committee has retained director search firms to assist with identifying potential candidates.

The Committee considers all potential nominees recommended by our stockholders.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•	When considering potential nominees recommended by stockholders, the Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director nominees for inclusion in our Proxy Statement if the nominating stockholder satisfies the requirements specified in our proxy access By-Laws, which are described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2019 Annual Meeting” section of this Proxy Statement.

4	Chevron Corporation—2018 Proxy Statement

Director CEO / Senior Executive / Leader of Significant Business Operations Science / Technology / Engineering / Research / Academia Government / Regulatory / Legal / Public Policy Finance / Financial Disclosure / Financial Accounting Global Business / International Affairs Environmental Wanda M. Austin John B. Frank Alice P. Gast Enrique Hernandez, Jr. Charles W. Moorman IV Dambisa F. Moyo Ronald D. Sugar Inge G. Thulin Jim Umpleby Michael K. Wirth Totals 8 8 8 9 9 7

ELECTION OF DIRECTORS

Nominees for Director

For the 2018 Annual Meeting, the Committee recommended, and the Board concurred with, a Board size of 10 Directors. Each of the Director nominees is a current Director.

Your Board recommends that you vote FOR each of these Director nominees.

Wanda M. Austin Retired President and Chief Executive Officer, The Aerospace Corporation Age: 63 Director Since: December 2016 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Public Policy Current Public Company Directorships: • Amgen Inc.

Prior Public Company Directorships

(within last five years):

• None

Other Directorships and Memberships:

• Horatio Alger Association

• National Academy of Engineering

• University of Southern California

Dr. Austin has held an adjunct Research Professor appointment at the University of Southern California’s Viterbi School’s Department of Industrial and Systems Engineering since 2007. She served as President and Chief Executive Officer of The Aerospace Corporation, a leading architect for the United States’ national security space programs, from 2008 until her retirement in 2016. From 2004 to 2007, she was Senior Vice President, National Systems Group, at Aerospace. Dr. Austin joined Aerospace in 1979.

Skills and Qualifications

Business Leadership / Operations: Eight years as CEO of The Aerospace Corporation. Thirty-seven-year career with The Aerospace Corporation included numerous senior management and executive positions. Established MakingSpace, Inc., a leadership and STEM (science, technology, engineering, and math) consulting firm, in December 2017.

Finance: More than a decade of financial responsibility and experience at The Aerospace Corporation. Audit Committee member at Amgen Inc.

Global Business / International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

Government / Regulatory / Public Policy: Served on President’s Council of Advisors on Science and Technology and President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Science Board and the NASA Advisory Council.

Research / Academia: Research Professor at the University of Southern California’s Viterbi School of Engineering.

Science / Technology / Engineering: Ph.D. in Industrial and Systems Engineering from the University of Southern California, Master of Science in both Systems Engineering and Mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs. Director at Amgen Inc., a biotechnology company. Fellow of the American Institute of Aeronautics and Astronautics.

Chevron Corporation—2018 Proxy Statement	5

ELECTION OF DIRECTORS

John B. Frank Vice Chairman, Oaktree Capital Group, LLC Age: 61 Director Since: November 2017 Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  Oaktree Capital Group, LLC

•  Oaktree Specialty Lending

     Corporation

•  Oaktree Strategic Income Corporation

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Good Samaritan Hospital of Los Angeles

•  Polytechnic School

•  Wesleyan University

•  XPRIZE Foundation

Mr. Frank has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC, a leader among global investment managers specializing in alternative investments. He was previously Managing Principal from 2005 until 2014, having joined Oaktree in 2001 as General Counsel. Prior to that, he served as a Partner of the Los Angeles law firm of Munger, Tolles & Olson LLP.

Skills and Qualifications

Business Leadership / Operations: Service as Vice Chairman of Oaktree Capital Group, LLC. Senior management and executive positions, including Director and Managing Principal.

Finance: More than a decade of financial responsibility and experience at Oaktree Capital Group.

Global Business / International Affairs: Vice Chairman of a company that conducts business worldwide.

Government / Regulatory / Public Policy: Served as law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit and as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress.

Legal: Served as General Counsel of Oaktree. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

6	Chevron Corporation—2018 Proxy Statement

ELECTION OF DIRECTORS

Alice P. Gast President, Imperial College London Age: 59 Director Since: December 2012 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Public Policy Current Public Company Directorships: • None

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Global Science and Innovation Advisory Council to the Prime Minister of Malaysia

•  King Abdullah University of Science and Technology in Thuwal, Saudi Arabia

•  National Academy of Engineering

•  UK Research and Innovation Board

Dr. Gast has been President of Imperial College London, a public research university specializing in science, engineering, medicine, and business, since 2014. She was President of Lehigh University, a private research university, from 2006 until 2014 and Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006. Dr. Gast was professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

Skills and Qualifications

Environmental Affairs: At Imperial College London, oversees environmental institutes and centers and leads the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

Finance: Twelve years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

Global Business / International Affairs: Served as a U.S. Science Envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia. Serves on the Singapore Ministry of Education’s Academic Research Council and on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia. Serves on the Global Federation of Competitiveness Councils and on the Global Science and Innovation Advisory Council to the Prime Minister of Malaysia.

Government / Regulatory / Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores.

Research / Academia: More than three decades of service in academia and research at leading educational institutions.

Science / Technology / Engineering: M.A. and Ph.D. in chemical engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory.

Chevron Corporation—2018 Proxy Statement	7

ELECTION OF DIRECTORS

Enrique Hernandez, Jr. Chairman, Chief Executive Officer and President, Inter-Con Security Systems, Inc. Age: 62 Director Since: December 2008 Independent: Yes	Chevron Committees: • Management Compensation (Chair) • Public Policy Current Public Company Directorships: • McDonald’s Corporation • Wells Fargo & Company (retiring April 24, 2018)

Prior Public Company Directorships
(within last five years):

•  Nordstrom, Inc.

Other Directorships and Memberships:

•  Harvard College Visiting Committee

•  Harvard University Resources Committee

•  John Randolph Haynes and Dora Haynes Foundation

•  University of Notre Dame

Mr. Hernandez has been Chairman, Chief Executive Officer, and President of Inter-Con Security Systems, Inc., a global provider of security and facility support services to governments, utilities, and industrial customers, since 1986. He was Executive Vice President and Assistant General Counsel of Inter-Con from 1984 until 1986 and an associate of the law firm of Brobeck, Phleger & Harrison from 1980 until 1984.

Skills and Qualifications

Business Leadership / Operations: Three decades of service as CEO of Inter-Con Security Systems, Inc. Co-founder of Interspan Communications, a television broadcasting company. Chairman of the Board of McDonald’s Corporation.

Finance: More than three decades of financial responsibility and experience at Inter-Con Security Systems, Inc. Chaired the Audit Committee at McDonald’s Corporation. Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

Global Business / International Affairs: CEO of a company that conducts business worldwide. Director of companies with international operations.

Government / Regulatory / Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee and Commissioner and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con Security Systems. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

8	Chevron Corporation—2018 Proxy Statement

ELECTION OF DIRECTORS

Charles W. Moorman IV Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation Age: 66 Director Since: May 2012 Independent: Yes	Chevron Committees: • Audit (Chair) – audit committee financial expert Current Public Company Directorships: • Duke Energy Corporation

Prior Public Company Directorships

(within last five years):

•  Norfolk Southern Corporation

Other Directorships and Memberships:

•  Georgia Tech Foundation Inc.

•  National Academy of Engineering

•  Nature Conservancy of Virginia (Chair)

Mr. Moorman served as co–Chief Executive Officer of Amtrak, a passenger rail service provider, from July 2017 until his retirement in December 2017, having served as President and Chief Executive Officer from September 2016 until July 2017. He was previously Chairman from 2006, and Chief Executive Officer from 2004, of Norfolk Southern Corporation, a freight and transportation company, until his retirement in 2015. He served as President of Norfolk Southern from 2004 until 2013. Prior to that, Mr. Moorman was Senior Vice President of Corporate Planning and Services from 2003 until 2004 and Senior Vice President of Corporate Services in 2003. Mr. Moorman joined Norfolk Southern in 1975.

Skills and Qualifications

Business Leadership / Operations: Served more than a decade as CEO of Norfolk Southern Corporation. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations.

Environmental Affairs: At Norfolk Southern Corporation, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Serves as Virginia chapter chair of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

Finance: Former CEO of Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern Corporation.

Government / Regulatory / Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

Science / Technology / Engineering: Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains track and bridges, operates trains and equipment, and designs and manages complex information technology systems.

Chevron Corporation—2018 Proxy Statement	9

ELECTION OF DIRECTORS

Dambisa F. Moyo Chief Executive Officer, Mildstorm LLC Age: 49 Director Since: October 2016 Independent: Yes	Chevron Committees: • Audit – audit committee financial expert Current Public Company Directorships: • Barclays plc • Barrick Gold Corporation (retiring April 24, 2018)	Prior Public Company Directorships (within last five years): • SABMiller plc • Seagate Technology Other Directorships and Memberships: • None

Dr. Moyo has been Chief Executive Officer of Mildstorm since she founded it in 2015. She is a global economist and commentator analyzing the macroeconomy and international affairs. From 2001 to 2008, she worked at Goldman Sachs in various roles, including as an economist. Prior to that she worked at the World Bank in Washington, D.C, from 1993 until 1995.

Skills and Qualifications

Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from The American University. Audit Committee and Risk Committee member at Barrick Gold Corporation.

Global Business / International Affairs: Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Director of companies with international operations.

Government / Regulatory / Public Policy: Ten years of experience in the highly regulated banking and financial services industry. MPA in Public Administration from John F. Kennedy School of Government, Harvard.

Research / Academia: Author of three New York Times bestsellers. Dr. Moyo’s writing regularly appears in economic and finance-related publications.

10	Chevron Corporation—2018 Proxy Statement

ELECTION OF DIRECTORS

Ronald D. Sugar Retired Chairman and Chief Executive Officer, Northrop Grumman Corporation Lead Director Since: 2015 Age: 69 Director Since: April 2005 Independent: Yes	Chevron Committees: • Board Nominating and Governance (Chair) • Management Compensation Current Public Company Directorships: • Air Lease Corporation • Amgen Inc. • Apple Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Alliance College-Ready Public Schools

•  BeyondTrust Software, Inc.

•  Los Angeles Philharmonic Association

•  National Academy of Engineering

•  UCLA Anderson School of Management Board of Visitors

•  University of Southern California

Dr. Sugar is a senior advisor to various businesses and organizations, including Ares Management LLC, a leading private investment firm; Bain & Company, a global consulting firm; Temasek Americas Advisory Panel, a private investment company based in Singapore; and the G100 Network and the World 50, peer-to-peer exchanges for current and former senior executives from some of the world’s largest companies. He is also an advisor to Northrop Grumman Corporation, a global security and defense company, and was previously Northrop’s Chairman and Chief Executive Officer from 2003, until his retirement in 2010, and President and Chief Operating Officer, from 2001 until 2003. He joined Northrop Grumman in 2001, having previously served as President and Chief Operating Officer of Litton Industries, Inc., a developer of military products, and earlier as an executive of TRW Inc., a developer of missile systems and spacecraft.

Skills and Qualifications

Business Leadership / Operations: Served seven years as CEO of Northrop Grumman Corporation. Senior management and executive positions, including service as COO, at Northrop Grumman, Litton Industries, Inc., and TRW Inc.

Environmental Affairs: As Chairman, CEO, and President of Northrop Grumman Corporation, oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories.

Finance: Former CFO of Fortune 500 company. More than three decades of financial responsibility and experience at Northrop Grumman, Litton Industries, Inc., and TRW Inc. Current Audit Committee Chair at Apple Inc. and former Audit Committee Chair at Chevron.

Global Business / International Affairs: Former CEO of Fortune 500 company with extensive international operations. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Northrop Grumman Corporation, a key government contractor, oversaw development of weapons and other technologies. Appointed by President of the United States to the National Security Telecommunications Advisory Committee. Former director of World Affairs Council of Los Angeles.

Science / Technology / Engineering: Ph.D. in electrical engineering from the University of California at Los Angeles. Served in a variety of senior management and executive positions at Northrop Grumman, Litton Industries, Inc., and TRW Inc., requiring expertise in engineering and technology. Director at Amgen Inc., a biotechnology company; Apple Inc., a designer, manufacturer and marketer of, among other things, personal computers, mobile communication, and media devices; and BeyondTrust, a global cybersecurity company.

Chevron Corporation—2018 Proxy Statement	11

ELECTION OF DIRECTORS

Inge G. Thulin Chairman, President, and Chief Executive Officer, 3M Company Age: 64 Director Since: January 2015 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Management Compensation Current Public Company Directorships: • 3M Company • Merck & Co., Inc.

Prior Public Company Directorships

(within last five years):

•  The Toro Company

Other Directorships and Memberships:

•  The Business Council

•  Business Roundtable

•  Council on Foreign Relations

•  World Economic Forum

Mr. Thulin has been Chairman, President, and Chief Executive Officer of 3M Company, a diversified global manufacturer, technology innovator, and marketer of a variety of products and services, since 2012. Effective July 1, 2018, he will be retiring as President and CEO and will be assuming the role of Executive Chairman. He was Executive Vice President and Chief Operating Officer of 3M from 2011 until 2012, with responsibility for all of 3M’s business segments and international operations. From 2004 until 2011, Mr. Thulin was Executive Vice President of International Operations. He joined 3M Sweden in 1979, working in sales and marketing, and has held numerous leadership positions in Asia-Pacific, Europe, and the Middle East and across multiple businesses.

Skills and Qualifications

Business Leadership / Operations: Six years of service as CEO of 3M Company. More than three decades of experience in senior management and executive positions at 3M Company, including responsibility for international operations.

Environmental Affairs: As Chairman, President, and CEO of 3M Company, oversees all aspects of 3M’s environmental and sustainability policies and strategies, which include initiatives to address challenges like energy availability and security, raw material scarcity, human health, and environmental safety, education, and development.

Finance: CEO of Fortune 500 company. More than three decades of financial responsibility and experience at 3M Company.

Global Business / International Affairs: Chairman, CEO, and President of Fortune 500 company with extensive international operations. At 3M Company, served as Executive Vice President for International Operations and as Managing Director of 3M Russia. Member of the International Business Council of the World Economic Forum. Serves on the President’s Advisory Committee for Trade Policy and Negotiations. Director of companies with international operations.

Science / Technology / Engineering: Has served in a variety of senior management and executive positions at 3M Company, requiring expertise in engineering and technology. 3M is a diversified technology company. Director at Merck & Co. Inc., a biopharmaceutical company.

12	Chevron Corporation—2018 Proxy Statement

ELECTION OF DIRECTORS

D. James Umpleby III Chief Executive Officer, Caterpillar Inc. Age: 60 Director Since: March 2018 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Management Compensation Current Public Company Directorships: • Caterpillar Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Business Roundtable

•  Latin America Conservation Council

•  Rose-Hulman Institute of Technology

•  U.S.-India Strategic Partnership Forum

Mr. Umpleby has been Chief Executive Officer of Caterpillar Inc., a leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel electric locomotives, since 2017. He was Group President from 2013 until 2016, with responsibility for Caterpillar’s energy and transportation business segment, and Vice President from 2010 to 2013. He joined Solar Turbines Incorporated in 1980 as an associate engineer. Solar Turbines became a wholly owned Caterpillar subsidiary in 1981.

Skills and Qualifications

Business Leadership / Operations: CEO of Caterpillar. More than three decades of experience in senior management and executive positions at Caterpillar Inc., including responsibility for engineering, manufacturing, marketing, sales, and services.

Environmental Affairs: As CEO of Caterpillar Inc., oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure and ensuring access to energy, human health, and environmental safety. Serves as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

Finance: CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Caterpillar Inc.

Global Business / International Affairs: Director and CEO of Fortune 500 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the U.S.-India Business Strategic Partnership Forum.

Science / Technology / Engineering: Bachelor of Science in Mechanical Engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar Inc., requiring expertise in engineering and technology.

Chevron Corporation—2018 Proxy Statement	13

ELECTION OF DIRECTORS

Michael K. Wirth Chairman and Chief Executive Officer, Chevron Corporation Age: 57 Director Since: February 2017 Independent: No	Chevron Committees: • None Current Public Company Directorships: • None

Prior Public Company Directorships (within last five years):

•  None

Other Directorships and Memberships:

•  American Petroleum Institute

•  American Society of Corporate Executives

•  The Business Council

•  Business Roundtable

•  Catalyst

•  National Petroleum Council

•  Engineering Advisory Council, University of Colorado

Mr. Wirth has been Chairman and Chief Executive Officer of Chevron since February 2018. He was Vice Chairman in 2017 and Executive Vice President of Midstream & Development from 2016 until 2018, where he was responsible for supply and trading, shipping, pipeline, and power operating units; corporate strategy; business development; and policy, government and public affairs. He served as Executive Vice President of Downstream & Chemicals from 2006 to 2015. From 2003 until 2006, Mr. Wirth was President of Global Supply & Trading. Mr. Wirth joined Chevron in 1982.

Skills and Qualifications

Business Leadership / Operations: CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

Environmental Affairs: As CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

Finance: CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Chevron.

Global Business / International Affairs: CEO of Fortune 500 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

Government / Regulatory / Public Policy: More than three decades of experience in highly regulated industry. As CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

Science / Technology / Engineering: Bachelor’s degree in Chemical Engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

Vote Required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected—a circumstance we do not anticipate—the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

Your Board’s Recommendation

Your Board recommends that you vote FOR the 10 Director nominees named in this Proxy Statement.

14	Chevron Corporation—2018 Proxy Statement

Director Compensation

Overview

Our compensation for non-employee Directors is designed to be competitive with other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through increased Director ownership of Chevron common stock. We do not have a retirement plan for non-employee Directors. Our Chief Executive Officer is not paid additional compensation for service as a Director.

The Board Nominating and Governance Committee (the “Committee”) evaluates and recommends to the non-employee Directors of the Board the compensation for non-employee Directors, and the non-employee Directors of the Board approve the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

In 2017, the Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist the Committee with its periodic review of Chevron’s non-employee Director compensation program. Pearl Meyer and its lead consultant report directly to the Committee under the terms of the engagement, but may work cooperatively with management to develop analyses and proposals when requested to do so by the Committee. Pearl Meyer does not provide any services to the Company.

Pearl Meyer conducted a comprehensive review of the non-employee Director compensation program, including a review of Director compensation arrangements at Chevron’s domestic oil industry peer companies (i.e., Anadarko Petroleum,

Andeavor, ConocoPhillips, Devon Energy, ExxonMobil, Hess, Marathon Oil, Marathon Petroleum, Occidental Petroleum, Phillips 66, and Valero Energy) and Non–Oil Industry Peer Companies, which are identified in “Use of Peer Groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Following its review of the non-employee Director compensation program and based upon the market data provided from the Pearl Meyer review, the non-employee Directors of the Board approved, effective as of the 2018 Annual Meeting, an annual cash retainer increase of $5,000 to each Board Committee Chair, resulting in $30,000 to the Chair of the Audit Committee, $25,000 to the Chair of the Management Compensation Committee, and $20,000 each to the Chairs of the Board Nominating and Governance Committee and the Public Policy Committee. The independent Lead Director will continue to receive, without change, an additional $30,000 annual cash retainer. In addition to fees for Committee Chairs and the Lead Director, the non-employee Directors receive annual compensation of $375,000 per Director, with 40 percent paid in cash (or stock options at the Director’s election) and 60 percent paid in restricted stock units. This annual compensation amount remains unchanged for 2018.

Directors do not receive fees for attending Board or Board Committee meetings, nor do they receive fees for meeting with stockholders. Directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

Below, we describe the non-employee Directors’ 2017 annual compensation in more detail.

Cash or Stock Options (at the Director’s Election)

•	$150,000 annual cash retainer, paid in monthly installments beginning with the date the Director is elected to the Board.

•

For 2017, an additional annual cash retainer of $30,000 to the Lead Director (increased from $25,000 in May 2017), $25,000 annual cash retainer to the Chair of the Audit Committee (increased from $15,000 in May 2017), $20,000 annual cash retainer to the Chair of the Management Compensation Committee (increased from $15,000 in May 2017), and $15,000 annual cash retainer each to the Chairs of the Board Nominating and Governance Committee and the

Public Policy Committee, paid in monthly installments beginning with the date the Director becomes a Committee Chair and/or independent Lead Director.

•

Directors can elect to receive nonstatutory/nonqualified stock options instead of any portion of their cash compensation. Stock options are granted under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “NED Plan”).

•	Directors can also elect to defer receipt of any portion of their cash compensation under the NED Plan.

Restricted Stock Units

•

$225,000 of the annual compensation is paid in the form of restricted stock units (“RSUs”) that are granted on the date of the Annual Meeting at which the Director is elected. If a Director is elected to the Board between annual meetings, a prorated grant can be made.

•	RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age of 72, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant.

•	RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement under the NED Plan.

Chevron Corporation—2018 Proxy Statement	15

DIRECTOR COMPENSATION

Expenses and Charitable Matching Gift Program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, or Director. For employees and Directors, we will match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

Compensation During the Fiscal Year Ended December 31, 2017

The above-described choices available to Directors result in slight differences in reportable compensation, even though each Director was awarded the same amount (except for Committee Chairs and the independent Lead Director, who received an additional fee for these roles). Specifically, three Directors—Messrs. Denham, Hernandez, and Thulin—elected to receive stock options for all of their annual cash retainer.

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2017. Mr. Frank joined the Board on November 2, 2017, and Ambassador Huntsman resigned from the Board on September 28, 2017. The compensation for these Directors was prorated accordingly. Mr. Umpleby joined the Board on March 1, 2018, after the reporting period covered in the following table.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards(2)		All Other Compensation(3)	Total
Wanda M. Austin	$ 150,000		$ 225,000	$ –		$ 10,842	$385,842
Linnet F. Deily	$ 165,000	(4)	$ 225,000	$ –		$ 10,842	$400,842
Robert E. Denham	$ –		$ 225,000	$ 150,000		$ 10,842	$385,842
John B. Frank(5)	$ 11,126		$ 129,189	$ –		$ 137	$140,452
Alice P. Gast	$ 150,000	(6)	$ 225,000	$ –		$ 24,731	$399,731
Enrique Hernandez, Jr.	$ –		$ 225,000	$ 170,000	(4)	$ 10,842	$405,842
Jon M. Huntsman Jr.(7)	$ 124,450		$ 225,000	$ –		$ 617	$350,067
Charles W. Moorman IV	$ 170,028	(4)(6)	$ 225,000	$ –		$ 10,842	$405,870
Dambisa F. Moyo	$ 150,000		$ 225,000	$ –		$ 842	$375,842
Ronald D. Sugar	$ 192,515	(4)(6)(8)	$ 225,000	$ –		$ 10,842	$428,357
Inge G. Thulin	$ –		$ 225,000	$ 150,000		$ 842	$375,842
D. James Umpleby III(9)	$ –		$ –	$ –		$ –	$–
(1)

Amounts reflect the grant date fair value for restricted stock units granted in 2017 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), for financial reporting purposes. The grant date fair value of these RSUs was $104.06 per unit, the closing price of Chevron common stock on May 30, 2017, except for the prorated award for Mr. Frank. For Mr. Frank, the grant date fair value was $115.33 per unit, the closing price of Chevron common stock on November 2, 2017, the day he joined the Board and received a prorated grant of 1,120 RSUs for the compensation period covering November 2, 2017, through May 29, 2018. For Mr. Huntsman, the RSUs granted in 2017 were vested and distributed upon his resignation to enter government service effective September 28, 2017. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2017, the following Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted Stock(a)	Stock Units(a)	Restricted Stock Units(a)	Stock Units From Director’s Deferral of Cash Retainer(b)	Total
Wanda M. Austin	–	–	2,202	–	2,202
Linnet F. Deily	–	3,650	2,202	–	5,852
Robert E. Denham	3,741	11,606	28,746	22,164	66,257
John B. Frank	–	–	1,120	–	1,120
Alice P. Gast	–	–	9,119	–	9,119
Enrique Hernandez, Jr.	–	–	15,346	1,196	16,542
Jon M. Huntsman Jr.	–	–	–	–	–
Charles W. Moorman IV	–	–	13,511	8,461	21,972
Dambisa F. Moyo	–	–	2,202	–	2,202
Ronald D. Sugar	2,456	7,516	28,746	15,473	54,191
Inge G. Thulin	–	–	7,804	566	8,370
D. James Umpleby III	–	–	–	–	–

16	Chevron Corporation—2018 Proxy Statement

DIRECTOR COMPENSATION

(a)

Non-employee Directors received awards of restricted stock and stock units from 2001 through 2006 and awards of RSUs beginning in 2007. Awards of restricted stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of stock units are settled in shares of Chevron common stock in one to 10 annual installments following the Director’s retirement, resignation, or death. The terms of awards of RSUs are described above.

(b)

Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan for Management Employees II, including a Chevron Common Stock Fund. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock. Distribution will be made in either one or 10 annual installments for compensation deferred after December 31, 2004, and distributions will be made in one to 10 annual installments for compensation deferred prior to January 1, 2005. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(2)

For Directors electing stock options in lieu of all or a portion of the annual cash retainer, the stock options are granted on the date of the Annual Meeting that the Director is elected. The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. Elections to receive stock options in lieu of any portion of cash compensation must be made by December 31 in the year preceding the year in which the stock options are granted. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant.

Amounts reported here reflect the grant date fair value for stock options granted on May 31, 2017. The grant date fair value was determined in accordance with ASC Topic 718 for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 31, 2017, have an exercise price of $103.48 and a grant date fair value of $13.43. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.3 years, a volatility rate of 21.6 percent, a risk-free interest rate of 1.95 percent, and a dividend yield of 4.04 percent. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

Messrs. Denham, Hernandez, and Thulin each elected to receive all of their 2017 annual cash compensation in the form of stock options. The number of stock options granted in 2017 was 11,169 to Mr. Denham and to Mr. Thulin and 12,658 to Mr. Hernandez. One-half of the stock options vests six months following the date of grant, and the remaining half vests on the earlier of 12 months or the day preceding the first Annual Meeting following the date of grant. Stock options expire after 10 years.

At December 31, 2017, Mr. Denham had 24,201, Mr. Hernandez had 78,047, and Mr. Thulin had 35,819 outstanding vested and unvested stock options. Under the rules governing awards of stock options under the NED Plan, Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding option.

(3)	All Other Compensation for 2017 includes the following items:

	Insurance(a)	Perquisites(b)	Charitable(c)
Wanda M. Austin	$ 842	$ –	$10,000
Linnet F. Deily	$ 842	$ –	$10,000
Robert E. Denham	$ 842	$ –	$10,000
John B. Frank	$ 137	$ –	$–
Alice P. Gast	$ 842	$ 13,889	$10,000
Enrique Hernandez, Jr.	$ 842	$ –	$10,000
Jon M. Huntsman Jr.	$ 617	$ –	$–
Charles W. Moorman IV	$ 842	$ –	$10,000
Dambisa F. Moyo	$ 842	$ –	$–
Ronald D. Sugar	$ 842	$ –	$10,000
Inge G. Thulin	$ 842	$ –	$–
D. James Umpleby III	$ –	$ –	$–

(a)	Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron.

(b)

Amounts reflect perquisites and personal benefits received by a Director in 2017 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000 in the aggregate. For Dr. Gast, this amount reflects the aggregate incremental actual cost incurred in connection with her spouse’s attendance at a company event, including international commercial air travel in lieu of corporate air travel and meals ($12,984), a customary 5-year service anniversary gift and a holiday gift (given to each Director).

(c)

Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and grant for volunteer time program, to match donations made by the Directors in 2017. This program is available to any employee, retiree or Director of Chevron. See “Expenses and Charitable Matching Gift Program.”

(4)	Amount includes the additional retainer for serving as a Board Committee Chair during 2017.

(5)	Mr. Frank joined the Board on November 2, 2017.

(6)	The Director has elected to defer some or all of the annual cash retainer under the NED Plan in 2017. None of the earnings under the NED Plan are above market or preferential.

(7)	Ambassador Huntsman resigned from the Board on September 28, 2017, and his RSUs vested upon his resignation.

(8)	Amount includes the additional retainer for serving as Lead Director during 2017.

(9)	Mr. Umpleby joined the Board on March 1, 2018.

Chevron Corporation—2018 Proxy Statement	17

Corporate Governance

Overview

Chevron is governed by a Board of Directors and the Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management.

Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

Role of the Board of Directors

Your Board oversees and provides guidance for Chevron’s business and affairs. The Board oversees the development of Chevron’s strategy and business planning process and management’s implementation of them. It monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. Your Board also oversees management and the succession of key executives.

Board Leadership Structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

John S. Watson, Chairman and CEO of Chevron, retired on February 1, 2018, after more than 37 years of service and was succeeded by Michael K. Wirth, formerly Vice Chairman and Executive Vice President of Midstream & Development, effective February 1, 2018. Mr. Wirth has broad and deep experience in Chevron’s major business units, given the leadership positions he has held in Midstream & Development, Downstream & Chemicals, and Global Supply & Trading over his 35-year career at Chevron. The Board believes that Mr. Wirth is well poised to serve in the combined Chairman and CEO roles.

Annually and in planning for a leadership transition, the Board Nominating and Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Mr. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 35 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead discussions of the Board. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. Given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance, the Board believes it is clear that Mr. Wirth reports to and is accountable to the independent Directors. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions between the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company personnel, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

18	Chevron Corporation—2018 Proxy Statement

CORPORATE GOVERNANCE

Independent Lead Director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each Board meeting and discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Sugar.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•  chair all meetings of the Board in the Chairman’s absence;

•  chair the executive sessions;

•  lead non-management Directors in an annual evaluation of the performance of the CEO as well as communicate that evaluation to the CEO;

•  oversee the process for CEO succession planning;

•  lead the Board’s review of the Board Nominating and Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•  serve as liaison between the Chairman and the independent Directors;

•  consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•  be available to advise the Committee Chairs of the Board in fulfilling their designated roles and responsibilities;

•  participate in the interview process for prospective directors with the Board Nominating and Governance Committee;

•  call meetings of the independent Directors; and

•  be available as appropriate for consultation and direct communication with major stockholders.

The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. Accordingly, in 2017, the Board further enhanced the description of the Lead Director’s role in the Corporate Governance Guidelines. The Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

Also, as discussed in more detail in the “Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those that are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors and about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

Succession Planning and Leadership Development

Succession planning and leadership development are top priorities for your Board and management. The Board has been actively involved in planning for the succession of Mr. Watson and achieving a seamless CEO transition. Implementing a smooth transition is crucial to maintaining performance of a well-functioning company. Annually, the non-employee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of candidates. To assist the non-employee Directors, the CEO periodically provides them with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspectives on potential candidates for other senior management positions.

Chevron Corporation—2018 Proxy Statement	19

CORPORATE GOVERNANCE

Board Oversight of Strategy

The Board of Directors and the Board Committees provide guidance and oversight to management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one Board meeting each year to focus on Chevron’s strategic plan. In addition, various elements of strategy are discussed at every Board meeting, as well as at meetings of the Board’s Committees. The Board also dedicates one Board meeting each year to focus on Chevron’s three-year business plan and to endorse Chevron’s business plan, performance objectives, and capital and exploratory budget for the coming year. Our strategic plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver stockholder value. The Board of Directors and the Board Committees oversee fundamental components of our strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year.

Board Oversight of Risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices to ensure that the appropriate risk management systems are employed    throughout  the Company. Chevron  faces a

broad array of risks, including market, operational, strategic, legal, regulatory, political, and financial risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of Directors

•   Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of the Company’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by the Company as “Risk Factors” in its Annual Report on Form 10-K

•   Oversees management’s implementation and utilization of appropriate risk management systems at all levels of the Company, including operating companies, business units, corporate departments, and service companies

• Reviews specific facilities and operational risks as part of visits to Company operations
• Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process
• Receives reports from management on and considers risk matters in the context of the Company’s strategic, business, and operational planning and decision making

•   Receives reports from management on and routinely considers critical risk topics, including: operational, financial, geopolitical/legislative, strategic, geological, security, commodity trading, skilled personnel, capital project execution, civil unrest, legal, and technology/cybersecurity risk

Audit Committee	• Assists the Board in fulfilling its oversight of financial risk exposures and implementation and effectiveness of Chevron’s compliance programs
• Discusses Chevron’s policies with respect to financial risk assessment and financial risk management
• Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls
• Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors
• Reports its discussions to the full Board for consideration and action when appropriate
Board Nominating and Governance Committee	• Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s governance structures and processes
• Conducts an annual evaluation of the Company’s governance practices with the help of the Corporate Governance department

•   Discusses risk management in the context of general governance matters, including topics such as Board and management succession planning, delegations of authority and internal approval processes, stockholder proposals and activism, and Director and officer liability insurance

• Reports its discussions to the full Board for consideration and action when appropriate
Management Compensation Committee	• Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices
• Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being
• Reviews Chevron’s strategies and supporting processes for executive retention and diversity
• Reports its discussions to the full Board for consideration and action when appropriate
Public Policy Committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•   Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s reputation

• Reports its discussions to the full Board for consideration and action when appropriate

20	Chevron Corporation—2018 Proxy Statement

CORPORATE GOVERNANCE

Board Oversight of Sustainability

Chevron operates using four environmental principles that define how we develop energy in an environmentally responsible manner: include environmental impact in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found at www.chevron.com/corporate-responsibility/environment. The Board of Directors, and the Public Policy Committee (the ”Committee”) in particular, provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board regularly visit Chevron operations across the globe and discuss environmental matters specific and relevant to these locations. Significant environmental and process safety issues are reviewed by the Board to ensure compliance with the Company’s rigorous processes. The Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategies related to corporate responsibility and reputation management. The Board of Directors and the Committee regularly receive reports of stockholder engagements related to sustainability and incorporate these into the direction they provide to management.

Director Independence

Your Board has determined that each non-employee Director and non-employee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the New York Stock Exchange (“NYSE”) Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	a director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5 percent of the receiving entity’s consolidated gross revenues, whichever is greater;

•

a director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2 percent of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

a relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2 percent of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Drs. Moyo and Sugar and Messrs. Hernandez, Moorman, Thulin, and Umpleby are directors of for-profit entities with which Chevron conducts business in the ordinary course. Other than Dr. Moyo, they and Drs. Austin and Gast are also directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron makes contributions. The Board has determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence. The Board reviewed the following relationships and transactions that existed or occurred in 2017 that are not covered by the categorical standards described above:

•

For Dr. Gast, the Board considered that, in 2017, Chevron purchased services from Imperial College London amounting to less than 0.033 percent of Imperial College’s most recently reported annual gross revenues. Dr. Gast is the President of Imperial College London. The Board concluded that these transactions would not impair Dr. Gast’s independence.

•

For Mr. Hernandez, the Board considered that, in 2017, Chevron purchased services from Inter-Con Security Systems of Ghana Ltd., a subsidiary of Inter-Con Security Systems, Inc., in the ordinary course of business, amounting to less than one percent of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman, Chief Executive Officer and President and a significant stockholder of Inter-Con, a privately held business. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

For Mr. Thulin, the Board considered that, in 2017, Chevron purchased products and services from 3M Company, in the ordinary course of business, amounting to less than 0.002 percent of 3M Company’s most recently reported annual consolidated gross revenues. Mr. Thulin is the Chairman, President, and Chief Executive Officer of 3M Company. The Board concluded that these transactions would not impair Mr. Thulin’s independence.

•

For Mr. Umpleby, the Board considered that, in 2017, Chevron purchased products and services from Caterpillar Inc., in the ordinary course of business, amounting to less than 0.121 percent of Caterpillar’s most recently reported annual consolidated gross revenues, and Caterpillar purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.025 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Umpleby is the Chief Executive Officer and a Director of Caterpillar Inc. The Board concluded that these transactions would not impair Mr. Umpleby’s independence.

Chevron Corporation—2018 Proxy Statement	21

CORPORATE GOVERNANCE

Board Committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE Corporate Governance Standards. Each independent Director, including each member of the Management Compensation Committee, is an “outside” Director for purposes of ensuring that certain pre-2018 grants meet the grandfather rule in Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and independent advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee is governed by a written charter that can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

22	Chevron Corporation—2018 Proxy Statement

CORPORATE GOVERNANCE

Committees and Membership	Committee Functions
Audit Charles W. Moorman IV, Chair Robert E. Denham* John B. Frank Dambisa F. Moyo

•   Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•   Reviews reports of the independent registered public accounting firm and internal auditors

•   Reviews and approves the scope and cost of all services (including nonaudit services) provided by the independent registered public accounting firm

•   Monitors the effectiveness of the audit process and financial reporting

•   Monitors the maintenance of an effective internal audit function

•   Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•   Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•   Assists the Board in fulfilling its oversight of financial risk as part of Chevron’s broad enterprise risk management program

•   Evaluates the effectiveness of the Audit Committee

Board Nominating and Governance Ronald D. Sugar, Chair Wanda M. Austin Linnet F. Deily* Alice P. Gast Inge G. Thulin+ D. James Umpleby III

•   Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•   Assesses the size and composition of the Board

•   Recommends prospective Director nominees

•   Reviews and approves non-employee Director compensation

•   Reviews and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•   Reviews stockholder proposals and recommends Board responses to proposals

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance structures and processes

•   Evaluates the effectiveness of the Board Nominating and Governance Committee

Management Compensation Enrique Hernandez, Jr., Chair Robert E. Denham* Ronald D. Sugar Inge G. Thulin+ D. James Umpleby III

•   Conducts an annual review of the CEO’s performance

•   Reviews and recommends to the independent Directors the salary and other compensation for the CEO

•   Reviews and approves salaries and other compensation for executive officers other than the CEO

•   Administers Chevron’s executive incentive and equity-based compensation plans

•   Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•   Evaluates the effectiveness of the Management Compensation Committee

Public Policy Linnet F. Deily, Chair* Wanda M. Austin+ Alice P. Gast Enrique Hernandez, Jr.

•   Identifies, monitors, and evaluates domestic and international social, political, human rights, and environmental trends and issues that affect Chevron’s activities and performance

•   Recommends to the Board policies, programs, and strategies concerning such issues

•   Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•   Reviews annually the policies, procedures, and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying

•   Reviews stockholder proposals and recommends Board responses to proposals

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the social, political, environmental, and public policy aspects of Chevron’s business

•   Evaluates the effectiveness of the Public Policy Committee

*  Ms. Deily and Mr. Denham will retire from the Board effective at the 2018 Annual Meeting, in accordance with Chevron’s Director Retirement Policy contained in our Corporate Governance Guidelines.

+   Effective May 30, 2018, Ms. Austin will become Chair of the Public Policy Committee and Mr. Thulin will move from the Board Nominating and Governance and Management Compensation Committees to the Audit Committee.

Chevron Corporation—2018 Proxy Statement	23

CORPORATE GOVERNANCE

Board and Committee Meetings and Attendance

In 2017, your Board held six Board meetings, with each meeting including an executive session of independent Directors presided over by our independent Lead Director, and 23 Board Committee meetings, which included 10 Audit Committee, five Board Nominating and Governance Committee, four Management Compensation Committee and three Public Policy Committee meetings and a joint meeting of the Board Nominating and Governance Committee and the Public Policy Committee. All incumbent Directors attended 100 percent of the Board and

Committee meetings during 2017. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors attended the 2017 Annual Meeting, other than Messrs. Frank and Umpleby, who joined the Board following the meeting.

Board and Committee Evaluations

Each year, your Board and its Committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Board Nominating and Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify areas for improvement. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement. The Board Nominating and Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board and Committee effectiveness and identify opportunities to strengthen the Board.

Corporate Governance Guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	the role of the Board

•	Board membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	the election of Directors

•	other Board memberships

•	Director retirement policy

•	number and composition of Board Committees

•	Board leadership and Lead Director
•	Business Conduct and Ethics Code

•	confidentiality

•	succession planning

•	Board compensation

•	Board access to management

•	Director orientation and education

•	evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Board agenda and meetings

Business Conduct and Ethics Code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Comptroller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website. Directors, officers, and employees certify annually that they will comply with the code.

24	Chevron Corporation—2018 Proxy Statement

CORPORATE GOVERNANCE

Engagement

Your Board believes that fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with key stockholders. These engagements routinely cover governance, compensation, social, safety, environmental, human rights, and other current and emerging issues. In addition, we have an extensive investor relations outreach effort, in which members of senior management routinely meet with major investors to review Company strategies, financial and operating performance, capital allocation priorities, and near-term outlook. We use all of these sessions to ensure that the Board and management understand and address the issues that are important to our stockholders.

In order to continuously improve Chevron’s governance processes and communications, Chevron follows an Annual Engagement Plan and Process. Through this program, we are able to identify and address topics that are raised by our stockholders.

Since Chevron’s last Annual Meeting, an engagement team consisting of senior executives, subject matter experts on governance, compensation, and environmental and social issues, and, when appropriate, our independent Lead Director have continued to lead our robust stockholder outreach program.

•	We contacted stockholders accounting for approximately 42 percent of Chevron’s outstanding common stock to offer a meeting.
•	We conducted in-depth discussions with stockholders representing more than 36 percent of Chevron’s outstanding common stock.

•	Of those meetings, our Chairman met with stockholders representing 24 percent of our outstanding stock.

•	In addition, our engagement team met with many of the stockholders who submitted proposals for inclusion in our Proxy Statement to discuss their concerns and areas of agreement and disagreement.

During these engagements, Chevron gained valuable feedback on several topics, including:

•	Board composition and Director skills/expertise

•	Executive compensation and alignment with performance

•	Environmental risk management

•	Governance trends

This feedback was shared with the Board and its relevant Committees. For more information about these engagements, see the “Board Leadership Structure,” “Independent Lead Director,” and “Compensation Discussion and Analysis” sections of the Proxy Statement.

Communicating With the Board

The Board Nominating and Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications, and regularly compiles the communications received, the responses sent, and further action, if any. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Directors may do so by mail addressed to the Lead Director or Non-employee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

Related Person Transactions

Review and Approval of Related Person Transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Board Nominating and Governance Committee with reviewing related person transactions as defined by U.S. Securities and Exchange Commission (“SEC”) rules. The Committee has adopted guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the

Chevron Corporation—2018 Proxy Statement	25

CORPORATE GOVERNANCE

Committee will review these reports and determine whether to approve or ratify the identified transaction. The Committee has identified the following categories of transactions that are deemed to be preapproved by the Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement or if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5 percent (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2 percent (whichever is greater) of that entity’s gross revenues for that year; and

•

transactions conducted in the ordinary course of business and our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2 percent of the total equity or partnership interests of the entity.

The Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or his or her family members.

Related Person Transactions

There were no related person transactions for the period covered by this Proxy Statement.

Board Nominating and Governance Committee Report

The Board Nominating and Governance Committee (the “Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	annual election of all Directors;
•	supermajority of independent Directors;

•	majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	annual election of the Chairman of the Board by independent Directors;

•	annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;

•	annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	annual succession planning sessions;

•	confidential stockholder voting policy;

•	minimum stockholding guidelines for Directors and executive officers;

•	review and approval or ratification of “related person transactions” as defined by SEC rules;

•	policy to obtain stockholder approval of any stockholder rights plan;

•	proxy access;

•	right of stockholders to call for a special meeting; and

•	no supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

26	Chevron Corporation—2018 Proxy Statement

CORPORATE GOVERNANCE

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 27, 2018, by members of the Board Nominating and Governance Committee of your Board:

Ronald D. Sugar, Chair

Wanda M. Austin

Linnet F. Deily

Alice P. Gast

Inge G. Thulin

D. James Umpleby III

Management Compensation Committee Report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 27, 2018, by members of the Management Compensation Committee of your Board:

Enrique Hernandez, Jr., Chair Robert E. Denham Ronald D. Sugar Inge G. Thulin D. James Umpleby III

Audit Committee Report

Roles and Responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The  Company’s independent  registered  public accounting firm—Pricewaterhouse
Coopers LLP (“PwC”)—is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required Disclosures and Discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2017, as contained in the 2017 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC. The Committee has discussed with PwC the matters required to be discussed by Auditing Standard 1301, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures required by the PCAOB regarding PwC’s independence; and considered whether the provision of nonaudit services was compatible with maintaining PwC’s independence.

Committee Recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 21, 2018, by the members of the Audit Committee of your Board:

Charles W. Moorman IV, Chair

Robert E. Denham

John B. Frank

Dambisa F. Moyo

Chevron Corporation—2018 Proxy Statement	27

Board Proposal to Ratify PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2018 (Item 2 on the Proxy Card)

Auditor Review and Engagement

The Audit Committee (the “Committee”) is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Chevron’s independent registered public accounting firm for 2018, and your Board has endorsed this appointment.

The Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things:

•  the quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•  PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•  PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•  the desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation and PwC’s periodic rotation of other audit management;

•  external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•  the appropriateness of PwC’s fees for audit and nonaudit services;

•  the quality and candor of PwC’s communications with the Committee and management;

•  PwC’s independence and objectivity in its performance of audit services; and

•  PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, and controls and processes that help safeguard PwC’s independence.

The Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•	Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

The Committee believes that any concerns with PwC’s tenure are mitigated by the Committee’s strong independence controls, specifically:

•

Thorough Committee oversight. The Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures and limits on nonaudit services. The Committee must preapprove all audit and nonaudit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible nonaudit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation.

•

Strong internal PwC independence policies and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead partners every five years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2018.

28	Chevron Corporation—2018 Proxy Statement

Board Proposal to Ratify PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2018

PwC’s Fees and Services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2017 and 2016. During these periods, PwC provided both audit and nonaudit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2017 and 2016, were as follows (millions of dollars):

Services Provided	2017	2016
Audit	$27.3	$25.8
Audit Related	$2.5	$2.1
Tax	$0.6	$1.0
All Other	$0.4	$0.5
TOTAL	$30.8	$29.4

The Audit fees for the years ended December 31, 2017 and 2016, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the U.S. Securities and Exchange Commission, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2017 and 2016, were for assurance and related services for employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2017 and 2016, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2017 and 2016, included services rendered for software licenses, subscriptions, benchmark studies, and surveys.

Audit Committee Preapproval Policies and Procedures

All 2017 audit and nonaudit services provided by PwC were preapproved by the Committee. The nonaudit services that were preapproved by the Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services. Under these procedures, the Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Committee reviews any revisions to the estimates of audit and nonaudit fees initially approved.

PwC’s Attendance at the Annual Meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Vote Required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

Your Board’s Recommendation

Your Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation—2018 Proxy Statement	29

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Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Business Description and Context

Chevron is a fully integrated company involved in virtually every facet of the   energy industry.   We explore for, produce, and transport crude oil and natural gas; refine, market, and distribute transportation   fuels and lubricants;   manufacture   and   sell petrochemicals   and  additives; generate power; and develop and deploy   technologies that enhance  business value  in every  aspect of  the Company’s  operations. Our  business is capital-intensive and has long investment horizons-most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles. Oil prices have declined 50 percent or more five times in the last 35 years. Prices were particularly volatile in 2016, reaching decade lows. In 2017, Brent oil prices rose 24 percent, on average, versus the prior year.

Note:
(1)	Brent futures prices are as of February 28, 2018.

Chevron responded to lower prices with decisive actions. The Company successfully balanced cash inflow with outflow in 2017 and improved overall Company performance as follows:

•	Finished key projects under construction, which increased production, enhanced revenue, and reduced capital outlays;

•	Increased investments in shorter cycle time opportunities, including shale and tight rock reservoirs;

•	Reduced capital and operating expenses; and

•	Selectively sold assets.

In 2017, Chevron’s annual dividend payment per share increased for the 30th consecutive year, resulting in a dividend growth profile over the last 10 years that has outpaced the S&P 500 and peer group1 average rates of growth. Our dividend nearly doubled, while the peer average dividend grew by only one-third, over this 10-year period.

Note:
(1)	Peer group: BP, ExxonMobil, Royal Dutch Shell, and Total. Dividends include both cash and scrip share distributions for European peers.

Chevron Corporation—2018 Proxy Statement	31

EXECUTIVE COMPENSATION

In 2017, Chevron’s stock price rose 6.4 percent, and we posted a 10.5 percent one-year total stockholder return (“TSR”). The Company continued to deliver highly competitive TSR performance among large-cap integrated energy companies (BP, Chevron, ExxonMobil, Royal Dutch Shell, and Total) over the five- and 10-year periods through the end of 2017—ranked #1 among our peers. In one-year TSR performance, Chevron lagged the European companies in its peer group.

The large-cap integrated energy companies generally underperformed the S&P 500 in TSR over the one-, five-, and 10-year periods, reflecting the significant drop in commodity prices since 2014.

Chevron has weathered the recent downturn, adjusting rapidly to new conditions, and is well positioned for the future. We are at a cash flow inflection point where spending is declining and revenue is on the rise from growing production. We have a sustainable, resilient upstream portfolio composed of flexible, shorter cycle time assets (Permian) as well as long duration, low production decline assets (Australia / Kazakhstan). We also have an efficient, high return downstream & chemicals business that complements the upstream business. Finally, we have a strong management team, a talented organization, and a results-oriented culture.

Pay Philosophy and Plan Design

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs were designed with several important values and objectives in mind:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers[1] and non-oil industry peers[2] in this analysis;

•	Balance short- and long-term decision making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

[1]	ExxonMobil, Royal Dutch Shell, BP, ConocoPhillips, Occidental, Phillips 66, Valero, Marathon Oil, Anadarko, Hess, Andeavor, Devon, and Marathon Petroleum
[2]

GE, Johnson & Johnson, AT&T, Pfizer, Verizon, Intel, Merck, PepsiCo, IBM, Boeing, 3M, Honeywell, Lockheed Martin, DowDupont, Ford, Duke Energy, Caterpillar, Northrop Grumman, AEP, HP Inc., and International Paper Company. Alcoa Inc. was removed because it is no longer a comparable peer after its split into two companies in late 2016.

32	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

The material components of our executive compensation program are summarized in the following chart.

The Management Compensation Committee (“MCC”) believes a majority of an executive’s pay should be composed of awards that are directly tied to Chevron and individual employee performance. The MCC considers all elements of pay when setting awards.

The  large  majority of  each  Named  Executive  Officer’s  (“NEO”)  target  compensation  is  at  risk based  on  Company  performance (approximately 91 percent for the CEO and 84 percent for the other NEOs), and the majority of this at-risk compensation is tied to Chevron’s stock price. What NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

Chevron Corporation—2018 Proxy Statement	33

EXECUTIVE COMPENSATION

Response to Say-on-Pay Advisory Vote and Stockholder Engagement

Chevron follows a robust process to systematically engage with its key stakeholders and proactively address issues of importance. Among the issues routinely discussed in these engagements are Chevron’s executive compensation practices.

In 2017, Chevron’s Say-on-Pay vote received over 93 percent support from our stockholders. A contributing factor to this positive outcome was a series of changes the MCC and the independent Directors of the Board made to the executive compensation program, informed by feedback obtained directly through stockholder engagements:

•	Modified the composition of LTIP awards to:

•	50 percent performance shares

•	25 percent stock options

•	25 percent restricted stock units

Previously annual equity grants were composed of 60 percent stock options and 40 percent performance shares. These changes were made to tie a greater percentage of long-term compensation to the Company’s relative performance, dampen volatility associated with potential option values, and ensure longer equity holding periods;

•

Added the S&P 500 Total Return Index as a fifth competitor in the relative TSR competitor group to ensure a broader, market-based hurdle to performance shares payout, beginning with the 2017-2019 performance period;

•

Increased the weighting and visibility of return on capital employed (“ROCE”) and project execution in the annual CIP measure, to further strengthen accountability for project performance and capital management;

•	Increased the specificity and detail provided in the discussion of annual incentive measures and results that support the CIP awards;

•	Capped CIP bonus awards at 200 percent of target;

•	Increased the CEO equity holding requirement from five times to six times base salary; and

•	Committed to limited use of supplemental restricted stock unit grants to executive officers, except for extraordinary circumstances.

In 2017, the Company continued its dialogue with stockholders. We reached out to stockholders accounting for approximately 42 percent of Chevron’s outstanding stock. We conducted in-depth discussions with stockholders comprising more than 36 percent of Chevron’s outstanding stock. These discussions covered a range of issues, including executive compensation. Through these engagements, we received positive feedback for the executive compensation program, as well as for our enhanced transparency in CIP performance disclosure.

Our stockholders’ views on executive compensation are important to us, and the MCC regularly considers the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

2017 Performance

Chevron delivered solid financial and operational performance for the year, resulting in reported earnings of $9.2 billion. The actions we took to be cash balanced in a lower commodity price environment have positioned the Company to sustain and grow production, earnings, and cash flow going forward:

•

We made substantial progress in completing and ramping up production of major oil and gas development capital projects, notably our Australian liquefied natural gas (“LNG”) projects. At year-end, Gorgon’s Trains 1-3 and Wheatstone’s Train 1 were on-line. Wheatstone’s second train was nearing completion. Our unconventional production growth in the Permian exceeded expectations, driven by innovations in design and technology to improve well targets, unit development cost, and performance. Chevron has one of the largest Permian positions in the industry.

•	We recorded an annual reserve replacement ratio of 155 percent, an indicator of our sustainability at lower prices.

•

We reduced capital and exploratory (“C&E”) spending to $18.8 billion, $3.6 billion below 2016 levels and $1 billion below budget. The announced planned $18.3 billion C&E program for 2018 is the fourth consecutive year the Company has reduced its C&E budget, reflecting project completions, improved efficiencies, and investment high-grading.

•

We reduced operating expenses and selling, general and administrative expenses to $23.9 billion despite growing volumes, $1.1 billion below 2016 levels and below our 2017 objective. Additional reductions in unit costs are expected for 2018.

•

Our asset sale proceeds totaled $5.2 billion in 2017 as we continued to high-grade the portfolio. Total asset sales for 2016-2017 were $8 billion, within our $5 billion to $10 billion guidance range. Our divestiture criteria remained unchanged in 2017, focusing on strategic fit, ability to compete for capital within our portfolio, and receiving good value.

•

We have a solid balance sheet, ending the year with a prudent 21 percent debt ratio. At the same time, the Company’s annual dividend rose by $0.03 per share to $4.32, representing the 30th consecutive annual payment increase.

The Company is well positioned to continue investing in its advantaged, balanced portfolio of opportunities over both near-term and long-term investment horizons. It has a sustainable investment, production, reserves, and cash flow profile even in a low commodity price environment. At the same time, the Company is well positioned and highly leveraged to benefit from any future commodity price increases.

34	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Notes:
(1)	Total capital and exploratory expenditures includes equity in affiliates. Figures rounded.
(2)	Operating expenses and selling, general and administrative expenses as reported on income statement (excludes affiliate spend). Figures rounded.

CEO Pay Outcome

Retired Chevron CEO John S. Watson’s overall target compensation represents a pay opportunity that differs from his realized pay outcomes. The MCC established Mr. Watson’s compensation opportunity, including long-term equity awards, based on several factors, mainly an external comparison of compensation opportunities awarded to CEOs at comparably sized companies and a consistent application of Chevron’s internal compensation policies and structure. His realized pay outcome is based largely on subsequent Company performance, especially stock price performance.

In 2017, under Mr. Watson’s leadership, the Company met numerous financial and operational objectives and took decisive actions to improve results, including becoming cash balanced for the year. Performance on elements of the business within management’s control—such as project execution, capital spending, and expense management—was strong. Chevron is well positioned for future growth in earnings and cash flow.

The MCC approved a 2017 CIP corporate performance rating of 1.20, against a target of 1.0 and a maximum of 2.0, based on the Company's overall performance across four broad categories with assigned weightings. Refer to pages 40-42 for a detailed discussion of 2017 performance and CIP outcome.

The three-year performance period for performance shares granted in January 2015 ended on December 31, 2017. For this three-year period, Chevron ranked No. 2 in TSR among the five companies in the LTIP Performance Share Peer Group. This resulted in a payout modifier of 125 percent, since CVX’s TSR was less than one percentage point better than the third-ranked company. Refer to page 44 for details of the 2015-2017 performance share payout.

Pay actions for Mr. Watson in 2017 and early 2018 included:

•	No salary increase in 2017.

•	A 2017 CIP award of $3,750,000.

•	A 2017 LTIP award of $15,322,000 (flat to his 2016 award).

Mr. Watson did not receive a salary increase or an LTIP award in 2018 due to his retirement on February 1, 2018.

CEO Succession

Effective February 1, 2018, John S. Watson retired as Chairman and CEO after 37 years of distinguished service and was succeeded in these positions by Michael K. Wirth, formerly Vice Chairman and Executive Vice President, Midstream & Development. Mr. Wirth is a proven leader with 35 years at the Company and brings a wealth of experience and knowledge. Under his leadership, the Company will continue its focus on growing free cash flow, improving returns, and realizing value from its advantaged portfolio.

In making a recommendation to the independent Directors of the Board with respect to Mr. Wirth’s target compensation in his new CEO position, the MCC applied a consistent approach as was used for Mr. Watson and the other NEOs.

The MCC considered Mr. Wirth’s 2017 compensation level, increased responsibilities as a result of the promotion, and desired competitive position to seasoned and new CEOs in both oil industry peers and non–oil industry peers, adjusting for Chevron’s relative size, scope, and complexities. Based on the above factors, upon recommendation of the MCC, the independent Directors of the Board approved Mr. Wirth’s 2018 target compensation as follows:

•	Salary of $1,500,000, effective February 1, 2018.

•	CIP award target of 150 percent, consistent with Mr. Watson’s CIP target.

•	LTIP target value of $13,250,000.

Chevron Corporation—2018 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis in Detail

2017 Named Executive Officers

Chevron’s Named Executive Officers, or NEOs
John S. Watson, Chairman and Chief Executive Officer*
Patricia E. Yarrington, Vice President and Chief Financial Officer
Michael K. Wirth, Vice Chairman and Executive Vice President, Midstream & Development*
James W. Johnson, Executive Vice President, Upstream
Joseph C. Geagea, Executive Vice President, Technology, Projects and Services
*	Following Mr. Watson’s retirement, Mr. Wirth assumed the positions of Chairman and Chief Executive Officer effective February 1, 2018.

Use of Peer Groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and compensation ranges among both oil industry peers and non-oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC and updated as appropriate. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer Group	Description
Oil Industry Peer Group (13 companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business.

This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Non–Oil Industry Peer Group (21 companies)

Companies that are of significant financial and operational size and that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels.

This is the secondary peer group used to periodically compare our overall compensation practices (and those of the oil and energy industry, generally) against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.

Alcoa Inc. split into two smaller companies in 2016 and was removed from the peer group due to lack of comparability.

LTIP Performance Share Peer Group (4 companies and 1 stock index)

Companies used to compare our TSR for the purpose of determining performance share payout:

•  For LTIP grants issued prior to 2017: BP, ExxonMobil, Royal Dutch Shell, and Total

•  Effective with 2017 LTIP grant: BP, ExxonMobil, Royal Dutch Shell, Total, and S&P 500 Total Return Index

The inclusion of the S&P 500 Total Return Index broadens the performance benchmark beyond industry peers and requires Chevron to outperform both industry peers and a market-based index in order to receive maximum payout. The MCC believes this further aligns executive pay with long-term stockholder interests.

36	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

The Oil Industry Peer Group companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Royal Dutch Shell, and Total. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies.

The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and high-complexity company comparators. The median market cap (as of 12/31/2017) of the Non–Oil Industry Peer Group was $142 billion (vs. $238 billion for Chevron) and the median sales for 2017 were $53 billion (vs. $127 billion for Chevron).

Components of Executive Compensation

The material components of our executive compensation program and their purposes and key characteristics are as follows:

•	Base salary

•	Annual incentive plan (Chevron Incentive Plan)
•	Long-Term Incentive Plan, including performance shares, stock options, and restricted stock units

•	Benefits, including retirement plans, savings plans, and other perquisites

Base Salary

Base salary is a fixed, competitive component of pay based on responsibilities, skills, and experience. Base salaries are reviewed periodically in light of market practices and changes in responsibilities.

How Base Salaries Are Determined

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Watson’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Watson’s performance, and the aggregate amount of Mr. Watson’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade.  The MCC annually reviews the base salary grade  ranges and  may  approve  changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, competitive positioning, retention objectives, and leadership responsibilities.

The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

Chevron Corporation—2018 Proxy Statement	37

EXECUTIVE COMPENSATION

Adjustments in 2017 Base Salaries

After  taking  into account the  market  conditions and survey data, the MCC  made no  changes to any of the  NEO salary grade ranges for  2017 compensation. As to individual  salary changes, the  MCC held the CEO’s base salary  flat and adjusted our  other  NEOs’   base  salaries  in  2017  reflective  of  their  2016  performance, experience and competitive benchmarks. Mr. Wirth received a 13.8 percent increase in base salary due to his increased responsibility as a result of the promotion to Vice Chairman in February 2017. Other NEOs’ salary increases were effective April 1, 2017.

NEO	Position	2016 Base salary	2017 Base salary	Adjustment for 2017
John S. Watson	Chairman and Chief Executive Officer	$1,863,500	$1,863,500	0.0%
Patricia E. Yarrington	Vice President and Chief Financial Officer	$1,078,900	$1,120,000	3.8%
Michael K. Wirth	Vice Chairman and Executive Vice President, Midstream & Development	$1,098,400	$1,250,000	13.8%
James W. Johnson	Executive Vice President, Upstream	$1,034,000	$1,100,000	6.4%
Joseph C. Geagea	Executive Vice President, Technology, Projects and Services	$ 923,400	$ 972,000	5.3%

Adjustments in 2018 Base Salaries

Mr. Wirth succeeded Mr. Watson as CEO on February 1, 2018. The MCC determined Mr. Wirth’s base salary consistent with the approach used for Mr. Watson. The MCC and the Board also took into consideration his 2017 compensation level and his recent promotion to the CEO role. Accordingly, the independent Directors of the Board approved a salary of $1,500,000.

As to the other NEOs, the MCC adjusted salary grade ranges for 2018 compensation  by  1  percent  after taking  into  account  the market conditions and survey data. This represents a modest movement after a three-year salary structure freeze. As to individual salary changes, the MCC adjusted our other NEOs’ base salaries in 2018 (ranging from 1.0 percent to 3.0 percent) reflective of their 2017 performance, experience, and competitive benchmarks.

See page 49 for base salary changes over time.

Annual Incentive Plan (Chevron Incentive Plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four broad categories: financials, capital management, operating performance, and health, environmental and safety. Each category contains multiple performance  measures,  reflecting  outcomes  on  both short-term  and  long-term  measures on absolute,   relative,  and   time-series  performance.  The  CIP  also  recognizes

individual leadership through measurable individual contributions. The award is delivered as an annual cash bonus based on a percentage of base salary and makes up approximately 14 percent of the CEO’s target annual compensation and on average 19 percent of all other NEOs’ target annual compensation. The CIP award determination process is consistent across more than 48,000 CIP-eligible Chevron employees, with the award target varying by pay grade.

38	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

The CIP award for the CEO and the other NEOs is calculated as follows:

Base Salary	x	Award Target	x	Corporate Performance Rating	x	Individual Performance Factor
		À		À		À

Before the beginning of each performance year, the MCC establishes a CIP Award Target for the CEO and the other NEOs, which is based on a percentage of the NEO’s base salary.

The MCC sets award targets with reference to the median award of our Oil Industry Peer Group. All individuals in the same salary grade have the same target, which provides internal equity and consistency.

After the end of the performance year,
the MCC reviews and assesses Company  performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories.

Performance is viewed across multiple parameters (i.e., absolute results; results vs. plan; results vs. Oil Industry Peer Group and/or general industry; performance trends over time). The performance measures are also assessed taking into account the elements that may be market driven or otherwise beyond the control of management. See pages 40-41 for a discussion of 2017 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200 percent of target).

The MCC also takes into account individual performance. This is largely a personal leadership dimension, recognizing the individual’s effort, initiative, and impact.

The CEO recommends to the MCC an Individual Performance Factor (“IPF”) for each NEO other than himself.

The MCC determines the final IPF for the CEO and the other NEOs. The independent Directors of the Board approve the IPF for the CEO and ratify the IPF for the other NEOs.

Overall award capped at 200 percent of target

Chevron goes through a rigorous goal-setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Strategy and Planning Committee (“S&PC”), a subcommittee of the Executive Committee, and the Board. The S&PC is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve  operational  performance to create stockholder value. Robust annual performance measures, weightings, and goals are established alongside the Business Plan subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has the discretion to adjust the CIP award if it determines that business or economic considerations warrant such an adjustment.

2017 CIP Corporate Performance Rating

In January 2018, the MCC evaluated Chevron’s 2017 performance across the four CIP categories: financials, capital management, operating performance, and health, environmental and safety. The MCC assigned an overall 2017 CIP Corporate Performance Rating of 1.20 in recognition of results better than Business Plan (“Plan”) on all financial dimensions, particularly those within management control; strong operating performance on measures of key importance; several notable successes in capital management; and strong success on process safety, along with routine personal safety measures (see table on page 40 for additional details).

In order to determine the 2017 Corporate Performance Rating, a raw score range was assigned based on the Company’s actual performance with respect to the particular performance measures comprising each category as measured against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s absolute performance against Plan and the Company’s performance relative to competitors.

Chevron Corporation—2018 Proxy Statement	39

EXECUTIVE COMPENSATION

Specific inputs to the MCC’s evaluation are summarized below.

Category	Weight		Performance measures	Year-end results vs. Plan highlights “Plan” refers to Board-approved Business Plan	Results(1)	Raw Score (0.00 - 2.00)	Weighted Score
Financials	40%		Earnings per share (“EPS”, diluted)(2)	$4.85 reported EPS and normalized EPS (excluding divestitures) exceeded Plan. 5-yr EPS performance vs. peers adversely affected by upstream / liquids weighting.		1.25 - 1.35	0.50 - 0.54
			Net cash flow(3)	$5.2 B, exceeded Plan. Achieved cash flow breakeven in 2017, and without divestments.
			Divestiture proceeds	$5.2 B; exceeded mid-point of $5-10 B program range targeted for 2016-2017.
Capital management	30%		Return on capital employed(4) (“ROCE”)	5.0%, better than Plan. Performance vs. peers impacted by upstream / liquids weighting and investment level.		0.95 - 1.15	0.29 - 0.35
			Capital and exploratory expenditures (“C&E”), including equity in affiliates	$18.8 B, less than $19.8 B budget.
		Major milestones	Gorgon	Train 3 first LNG achieved. Some shortfall in cargos.
			Wheatstone	Train 1 first LNG achieved with some delays. Shortfall in cargos.
			FGP / WPMP	Cut steel for first oil module. Completed cargo route dredging. On track for first oil in 2022.
			Permian	Unit development cost better than Plan. Exceeded production guidance.
			USGC Petrochemicals	Start-up of polyethylene units achieved. Ethane cracker achieved mechanical completion; overall start-up delayed due to Hurricane Harvey.
			Other	Achieved key milestones for Big Foot, Angola LNG, Sonam, Moho Nord, Mafumeira Sul, and Hebron.
Operating performance	15%		Net production, excluding impact of divestments	6.2% growth; midpoint of 4-9% guidance range – Gorgon, Wheatstone, Angola LNG, and Permian key contributors. Permian exceeded guidance.		1.10 - 1.30	0.17 - 0.20
			Operating expenses + selling, general and administrative expenses	$23.9 B, better than Plan. Down $1.1 B vs. 2016.
			Refining utilization, including joint ventures and affiliates	Short of Plan by 1.6%.
Health, environmental and safety	15%		Personal safety	Industry-leading 0.016 Days Away From Work Rate; gaps in severity remain.		0.80 - 1.00	0.12 - 0.15
			Process safety and environmental	Loss of Containment performance better than Plan; spill volume above Plan.
				Corporate Performance Rating Range			1.07 - 1.23
				Final Corporate Performance Rating			1.20

Notes:

(1)	Results refer to met / exceeded Plan (green), met Plan with some gaps (yellow), or did not meet Plan (red).
(2)

Normalized to exclude impact of factors that are beyond the control of management, including price, exchange rates, fiscal items, and other market effects; comparison more accurately measures controllable performance.

(3)	Cash flow including asset sales after dividends = change in cash and marketable securities and change in debt.
(4)	See “Definitions of Selected Financial Terms” in Exhibit 99.1 of the Chevron Annual Report on Form 10-K for the year ended December 31, 2017.

40	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Financials—40 Percent

•

Earnings—2017 reported earnings of $9.2 billion and $4.85 EPS exceeded Plan. Gains related to U.S. tax reform, higher commodity realizations, continued success in lowering costs, higher volumes, and stronger downstream margins were partially offset by lower divestiture proceeds, impairments and other non-cash charges, and unfavorable foreign exchange impacts. Normalized earnings and EPS exceeded Plan, excluding divestitures. The Company’s five-year indexed EPS performance relative to peers was adversely affected by its upstream-weighted (vs. downstream) and oil-weighted (vs. natural gas) portfolio due to lower commodity prices.

•

Net cash flow—Chevron delivered positive cash flow in 2017, driven by actions taken to selectively sell assets, lower capital expenditures, and reduce operating expenses. Higher realizations and increased volumes also supported this outcome. Net cash generation was $5.2 billion.

•

Divestiture proceeds—$5.2 billion in asset sales proceeds were realized for the year. Chevron exceeded the mid-point of its targeted $5 billion to $10 billion range in asset sale proceeds over the 2016-2017 time frame. The Southern Africa refining & marketing asset sale is expected to close in 2018.

•	Based on the preceding, the raw score range assigned to this category for the 2017 performance year was 1.25-1.35 out of a maximum of 2.0.

Capital Management—30 Percent

•

Return on capital employed—Reported ROCE for 2017 of 5.0 percent exceeded Plan. The Company’s five-year ROCE performance deteriorated at a faster rate than the peer average, reflecting Chevron’s higher weight to upstream and liquids as well as high investment level over the last five years.

•

Capital and exploratory expenditures—2017 C&E totaled $18.8 billion, $1.0 billion, or 5 percent, lower than budget, with activity levels largely as planned, but accomplished with greater capital efficiency. This was the fourth consecutive year of reduced capital spending.

•	Major milestones per Plan:

•

Gorgon—Train 3 first LNG production and sustained performance achieved. Equipment and design issues, which intermittently delayed Train 1 and 2 cargos, were largely resolved. All three trains were on-line by year-end.

•	Wheatstone—Train 1 was also on-line at year-end. First LNG delayed by one quarter.

•

Tengizchevroil Future Growth Project / Wellhead Pressure Management Project—Cut steel for first oil module in the first quarter and completed dredging of cargo transport route ahead of schedule. Project remains on-track for first oil in 2022.

•	Permian—Unit development cost and wells placed on production better than Plan. Full year production exceeded Plan and external guidance.

•	U.S. Gulf Coast Petrochemicals—Completed start-up of polyethylene units. Ethane cracker mechanical completion achieved, but initial production delayed due to site flooding from Hurricane Harvey.

•

Other—First production for Moho Nord and Sonam achieved ahead of schedule; Mafumeira Sul and Hebron start-ups were achieved on schedule. Angola LNG cargos exceeded Plan. Big Foot facilities ready for installation.

•	Based on the preceding, the raw score range assigned to this category for the 2017 performance year was 0.95-1.15 out of a maximum of 2.0.

Operating Performance—15 Percent

•

Net production of 2.755 million barrels of oil-equivalent per day in 2017, excluding divestments. Annual growth rate of 6.2%, near the mid-point of our 4-9 percent external guidance range (vs. 2016). Production growth was driven by the base business, shale & tight assets, Gorgon Train 3, and Angola LNG.

•

Operating expenses and selling, general and administrative expenses totaled $23.9 billion, better than Plan and $1.1 billion lower than 2016. Continued cost reduction efforts and improved efficiency drove this outcome. Since 2014, costs have declined 20 percent.

•	Refining unit utilization rates below Plan, primarily due to unplanned shutdowns at non-operated joint ventures and a preemptive shutdown for Hurricane Nate at our refinery in Pascagoula, Mississippi.

•	Based on the preceding, the raw score range assigned to this category for the 2017 performance year was 1.10-1.30 out of a maximum of 2.0.

Health, Environmental and Safety—15 Percent

•

Maintained industry-leading personal safety rates, better than the Plan on several measures, including the Days Away From Work Rate—matching 2016 record low—and Total Recordable Incidents Rate. The opportunity for improvements is still evident in lowering the incidence of high-consequence, low-probability events.

•	Loss of containment performance was better than Plan; spill volume above Plan.

•	Based on the preceding, the raw score range assigned to this category for the 2017 performance year was 0.80-1.00 out of a maximum of 2.0.

Chevron Corporation—2018 Proxy Statement	41

EXECUTIVE COMPENSATION

2017 NEO CIP Awards

The MCC and the independent Directors of the Board assessed corporate and individual performance in making CIP awards based on 2017 performance. In setting individual’s performance adjustments for the 2017 CIP, the MCC considered a wide range of factors, including individual and business unit achievements along all four categories of CIP measurements, strategic impact in positioning Chevron for the future, collaboration across the leadership team, and role modeling the Chevron Way as stewards of the business.

Specifically, the MCC recognized and considered these accomplishments for each NEO when determining individual performance factors. Mr. Watson exhibited strong leadership in meeting key financial and operational objectives—notably, being cash balanced for the year, positioning the Company well for a future of lower oil prices, and ensuring a successful transition of the CEO and Chairman role. Ms. Yarrington continued to be highly effective in driving costs down, retaining strong internal controls, prudently managing the balance sheet, and engaging investors and the finance community. Mr. Wirth successfully led several significant commercial transactions, managed key public affairs matters, and prepared for the transition into his new role as CEO and Chairman. Mr. Johnson demonstrated strong capital stewardship in completing major capital projects, and delivered better than planned production along with continued reductions in upstream unit costs. Mr. Geagea continued to effectively lead efforts to reduce operating costs, drive capital efficiency, and improve functional excellence across our lines of business.

As a result of the performance evaluation, Mr. Watson received an award of $3,750,000. This amount reflects the amount of his base salary ($1,863,500) multiplied by his CIP Award Target percentage of 150 percent multiplied by the Corporate Performance Rating of 120 percent, resulting in an award of $3,354,300.

The remaining $395,700 of Mr. Watson’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Ms. Yarrington received an award of $1,700,200. This amount reflects the amount of her base salary ($1,120,000) multiplied by her CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 120 percent, resulting in an award of $1,478,400. The remaining $221,800 of Ms. Yarrington’s award is attributable to the MCC’s and independent Directors’ assessment of her individual performance, as described above.

Mr. Wirth received an award of $2,000,000. This amount reflects the amount of his base salary ($1,250,000) multiplied by his CIP Award Target percentage of 120 percent multiplied by the Corporate Performance Rating of 120 percent, resulting in an award of $1,800,000. The remaining $200,000 of Mr. Wirth’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Johnson received an award of $1,710,700. This amount reflects the amount of his base salary ($1,100,000) multiplied by his CIP Award Target percentage of 120 percent multiplied by the Corporate Performance Rating of 120 percent, resulting in an award of $1,584,000. The remaining $126,700 of Mr. Johnson’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Geagea received an award of $1,347,200. This amount reflects the amount of his base salary ($972,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 120 percent, resulting in an award of $1,283,040. The remaining $64,160 of Mr. Geagea’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Long-Term Incentive Plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long-term. The target value of an NEO’s LTIP award at grant time is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.

Each year in January, the MCC determines a target value of LTIP awards for the CEO and the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In setting the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance, and the Company’s size, scope, and complexity relative to the comparison companies. Similarly, for the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over a three- to ten-year period.

Changes to LTIP Components

Chevron implemented three changes for the 2017 LTIP program, described below and further in the table:

•	Restricted stock units (“RSUs”) became a routine component of equity awards, and the proportion of performance shares, stock options, and restricted stock units changed;

•

The S&P 500 Total Return Index was added as a fifth competitor in determining performance share awards. The inclusion of the S&P 500 Total Return Index broadens the peer group and imposes a stringent market-based performance hurdle for payout. It reflects the fact that stockholders have a wide range of investment choices, inside and outside the energy industry; and

•

Performance shares and RSUs accrue dividend equivalents that are reinvested as additional shares and/or units and are paid at the end of the vesting period. The inclusion of dividends aligns better with Chevron’s stockholder value strategy and is a common practice among oil industry and non-oil industry peers.

42	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

These changes are consistent with the Company’s long-standing compensation objectives and have been well received by our stockholders.

Component	2017 Proportion	How It Works
Performance Shares	50%	• Payout is dependent on Chevron’s TSR over a three-year period, compared with our LTIP Performance Share Peer Group. Peer group includes S&P 500 Total Return Index for 2017 and going forward.
		Relative TSR ranking	1	2	3	4	5	6
		2017 grant payout as a % of target	200%	160%	120%	80%	40%	0%

•  Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period, and are subject to the performance modifier.

•  The MCC can exercise negative discretion to reduce payout.

•  Actual number of shares granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Payment is made in cash. Refer to page 54 footnote 2 for calculation details.

Stock Options	25%

•  Strike price is equal to the closing common stock price on the grant date.

•  Options vest and become exercisable one-third per year, based on continued service for the first three years, and expire 10 years after the grant date.

•  Gain realized depends on the common stock price at the exercise date compared with the strike price.

•  Actual number of stock options granted is determined by dividing the proportionate value of the NEO’s LTIP award by the Black-Scholes option value on the grant date in accordance with Grant Date Fair Value calculation as defined by the Securities and Exchange Commission (“SEC”).

Restricted Stock Units	25%

•  Actual number of RSUs granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Five-year cliff vesting lengthens equity holding time, which enhances retention and alignment with stockholders.

•  RSUs accrue dividend equivalents that are reinvested as additional units, to be paid at the time of vesting.

•  Payment is made in cash based on closing common stock price on the vesting date.

Supplemental RSUs: Prior to 2017, RSUs were not a component of the annual equity award mix, but from time to time the Board approved supplemental RSU grants to recognize exceptional individual performance that had a direct impact on Chevron’s results and to serve as an additional retention tool for such individuals. Historically,  these  RSUs  vested  at the end of three years. Beginning in 2017, we committed to limited use of supplemental RSU grants for executive officers, except in extraordinary circumstances. Supplemental RSUs, if awarded, will accrue dividend equivalents that are reinvested as additional units and paid at the end of three years. No supplemental RSUs were awarded to any NEO in 2017.

LTIP Metrics

The MCC continues to believe that TSR is the best overall pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. TSR is the standard metric for stockholders to use in measuring the Company’s performance because it easily allows for meaningful comparisons of our performance relative to other companies within our same industry, and it also allows for easy comparison with our stockholders’ other investment alternatives. It is objectively determined by third-party market participants independent of the Company’s   judgment.   The  MCC  believes  that Company performance on other

measures—operational and financial, over the short-term and long-term—is ultimately reflected in TSR results.

The majority of the LTIP award derives value directly from TSR (relative and absolute). For the CEO and the other NEOs to earn the originally targeted compensation, Chevron must show sustained competitive performance and Chevron’s stockholders must be rewarded with competitive TSR results.

Chevron Corporation—2018 Proxy Statement	43

EXECUTIVE COMPENSATION

A Closer Look at the LTIP Mix: Why a Mix of Options, Performance Shares, and RSUs

The MCC believes the current LTIP mix (50 percent performance shares, 25 percent stock options, and 25 percent restricted stock units) offers an improved combination of incentive opportunities. It aligns with our business objectives and is consistent with prevailing standards. Each vehicle has its own risk-reward profile and a different time horizon (three-year performance period for performance shares, five-year cliff vesting for restricted stock units, and 10-year term of stock options). Together, these vehicles align our executives with stockholder interests over the long-term and reward them for absolute and competitive stock performance.

2015–2017 Performance Share Payout

The three-year performance period for performance shares granted in January 2015 ended on December 31, 2017. For this three-year period, Chevron ranked No. 2 in TSR when compared to the four companies in the LTIP Performance Share Peer Group. Inclusion of the S&P 500 Total Return Index as a fifth member of the peer group occurred after these performance shares were granted and will become part of the payout analysis in 2020 (for performance shares covering the 2017-2019 performance period).

Chevron’s TSR for the 2015-2017 performance period is less than one percentage point better than the third-ranked company, Total, resulting in a deemed 2nd / 3rd place tie and a payout modifier of 125 percent (between 150 percent for 2nd place and 100 percent for 3rd place). Refer to “Option Exercises and Stock Vested in Fiscal Year 2017” table on pages 54 and 55 for details on the performance payout calculation.

Note:
(1)	Per program rules, based on average stock price for the 20 trading days prior and up to the listed dates.

2017 LTIP Grants

In January 2017, the MCC approved the following LTIP awards to the CEO and other NEOs:

NEO	2017 LTIP Target Value	Stock Options*	Performance Shares*	Standard RSUs*

John S. Watson	$15,322,000	250,000	65,340	32,670

Patricia E. Yarrington	$ 3,810,240	62,200	16,250	8,120

Michael K. Wirth	$ 4,950,000	80,800	21,110	10,560

James W. Johnson	$ 4,950,000	80,800	21,110	10,560

Joseph C. Geagea	$ 3,810,240	62,200	16,250	8,120

*

Number of awarded stock options, performance shares, and RSUs was determined based on the Company’s common stock price on January 25, 2017, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2017” table in this Proxy Statement on pages 49 and 51, respectively.

2018 LTIP Grants

In January 2018, the MCC approved the following LTIP awards to the new CEO and other NEOs. The MCC and the Board determined Mr. Wirth’s LTIP grant using an approach consistent with what was used for Mr. Watson in the past and took into consideration his recent promotion to the role. Mr. Watson did not receive a 2018 grant due to his retirement on February 1, 2018. None of the NEOs received a 2018 supplemental RSU grant.

NEO	2018 LTIP Target Value	Stock Options*	Performance Shares*	Standard RSUs*

John S. Watson	$ —	—	—	—

Michael K. Wirth	$13,250,000	182,100	52,850	26,430

Patricia E. Yarrington	$ 3,849,440	52,900	15,350	7,680

James W. Johnson	$ 4,999,500	68,700	19,940	9,970

Joseph C. Geagea	$ 3,849,440	52,900	15,350	7,680

*

Number of awarded stock options, performance shares, and RSUs was determined based on the Company’s common stock price on January 31, 2018, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values to be presented in the 2019 Proxy Statement’s “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2018” table.

44	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Retirement Programs and Other Benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe that these programs and benefits:

•	Support our long-term investment cycle; and

•	Encourage retention and long-term employment.

Retirement Programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit (pension) and defined contribution (401(k) savings) plans allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act (“ERISA”). The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP payouts.

Plan Name	Plan Type	How It Works	What’s Disclosed
Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2017 and the present value of each NEO’s accumulated benefit under the CRP. The increase in pension value is not a current cash payment. It represents the increase in the value of the NEOs’ pensions, which are paid only after retirement.
Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.[1]	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.
Employee Savings Investment Plan (“ESIP”)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.[2]	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.
Employee Savings Investment Plan— Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.[3]	In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.
Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

• 90 percent of CIP awards and LTIP performance share payouts; and

• 40 percent of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2017.
(1)	Employees whose compensation exceeds the limits established by the IRS for covered compensation and benefit levels. IRS annual compensation limit was $270,000 in 2017.
(2)

Participants who contribute at least 2 percent of their annual compensation to the ESIP receive a Company matching contribution of 8 percent (or 4 percent if they contribute 1 percent). The annual limit for both employer and employee contributions to a qualified defined contribution plan was $54,000 in 2017.

(3)

Participants who contribute at least 2 percent of their base salary to the Deferred Compensation Plan receive a Company matching contribution of 8 percent of their base salary that exceeds the IRS annual compensation limit.

Benefit Programs

The same health and welfare programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites).

Perquisites

Perquisites for NEOs are limited and consist principally of financial counseling fees, executive physicals, home security, and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and aircraft. The MCC periodically reviews our policies with respect to perquisites. In the “Summary Compensation Table” in this Proxy Statement, we report the value of each NEO’s perquisites for 2017.

Chevron Corporation—2018 Proxy Statement	45

EXECUTIVE COMPENSATION

Best Practice in Compensation Governance

To ensure independent oversight, stockholder alignment and long-term sustainability, our executive compensation program has the following governance elements in place.

WHAT WE DO	WHAT WE DO NOT DO

Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Executive Vice Presidents and Chief Financial Officer, four times base salary	✗	No excessive perquisites; all have a specific business rationale

Deferred accounts inaccessible until a minimum of one year following termination	✗	No individual supplemental executive retirement plans

Clawback provisions included in the CIP, LTIP, DCP, RRP, and ESIP-RP for misconduct	✗	No stock option repricing, reloads or exchanges without stockholder approval

Significant CEO pay at risk (91 percent)	✗	No loans or purchases of Chevron equity securities on margin

Thorough assessment of Company and individual performance	✗	No transferability of equity securities (except in the case of death or a qualifying court order)

Robust succession planning process with Board review twice a year	✗	No stock options granted below fair market value

MCC composed entirely of independent Directors	✗	No hedging or pledging of Chevron equity securities

Independent compensation consultant, hired by and reports directly to the MCC	✗	No change-in-control agreements for NEOs

MCC has discretion to reduce performance share payouts	✗	No tax gross-ups for NEOs

Certain pre-2018 LTIP awards (i.e., performance-based compensation) intended to qualify for deduction under the grandfather rule in Section 162(m) of Internal Revenue Code	✗	No “golden parachutes” or “golden coffins” for NEOs

Annual assessment of incentive compensation risks

46	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Governance: Oversight and Administration of the Executive Compensation Program

Role of the Board of Directors’ Management Compensation Committee

The Board of Directors’ Management Compensation Committee oversees the executive compensation program. The MCC works closely with its independent compensation consultant, Meridian Compensation Partners, LLC. (“Meridian”), and management to review pay and performance relative to the Business Plan approved by the Board and to industry peers. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in discussion about his own pay; and proposed change to the compensation of the CEO is recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

Independent Compensation Advice

The MCC retains Meridian as an independent compensation consultant to assist with its duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;
•	Recommendation regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC is not aware of any work performed by Meridian that raised any conflicts of interest.

Compensation Risk Management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to ensure these programs are appropriately designed and do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

Stock Ownership Guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline.

Starting fiscal year 2017, we strengthened our CEO stock ownership guidelines from five times base salary to six times base salary. Further, NEOs who have not attained their stock ownership guidelines are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2017 Ownership Guidelines

CEO	Six times base salary

Executive Vice Presidents and Chief Financial Officer	Four times base salary

All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 31, 2017 ($111.43), Mr. Watson had a stock ownership base salary multiple of 12.4. In addition, Mr. Wirth was subject to the CEO ownership requirement effective February 1, 2018. Mr. Wirth had a stock ownership base salary multiple of 8.1 as of December 31, 2017. All other NEOs had an average stock ownership base salary multiple of 5.5. The MCC believes these ownership levels provide adequate focus on our long-term business model.

Employment, Severance, and Change-in-Control Agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe these benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

Chevron Corporation—2018 Proxy Statement	47

EXECUTIVE COMPENSATION

Compensation Recovery Policies

The Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan for Management Employees, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan include provisions permitting us to “claw back” certain amounts of cash and equity awarded to an NEO at any time if the NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

Tax Gross-Ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

Tax Deductibility of NEO Compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (as implemented by IRS guidance) limited companies’ deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CEO and CFO) to $1 million, but allowed for the deduction for performance-based compensation for amounts even in excess of the $1 million limit. As such, we structured our CIP and certain LTIP awards with the intention of meeting the requirements for performance based compensation under Section 162(m). Effective January 1, 2018, the Tax Cut and Jobs Act (“TCJA”) repealed this exclusion for performance-based compensation, and expanded the class of affected executives, which means that all compensation paid to persons who in 2017, and any year following, were the CEO, CFO or one of the other three most highly paid executives (excluding our CEO and CFO) will be subject to the cap of $1 million. For LTIP awards made on or prior to November 2, 2017 but not yet vested and/or paid out (other than time-based RSUs, which are not qualified under Section 162(m) and therefore are not deductible), we expect that the Company will still be able to deduct those amounts, provided that the Company meets the requirements in the TCJA.

48	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2017, and for the fiscal years ended December 31, 2016, and December 31, 2015, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
J.S. Watson, Chairman and CEO(7)	2017	$1,863,500	$12,140,826	$3,830,000	$ 3,750,000	$ 2,982,424	$ 214,818	$24,781,568
	2016	$1,863,500	$5,397,824	$9,194,544	$ 2,096,400	$ 5,894,429	$ 210,794	$24,657,491
	2015	$1,855,479	$5,484,480	$9,195,180	$ 2,450,000	$ 2,805,467	$ 239,203	$22,029,809
P.E. Yarrington, Vice President and Chief Financial Officer	2017	$1,108,013	$3,018,827	$952,904	$ 1,700,200	$ 1,283,468	$ 88,641	$8,152,053
	2016	$1,073,242	$1,342,122	$2,286,247	$ 890,100	$ 863,855	$ 85,859	$6,541,425
	2015	$1,056,729	$1,364,160	$2,286,294	$ 1,025,600	$ 1,556,120	$ 90,964	$7,379,867
M.K. Wirth, Vice Chairman and Executive Vice President, Midstream & Development(7)	2017	$1,231,050	$3,923,035	$1,237,856	$ 2,000,000	$ 2,672,028	$ 605,712	$11,669,681
	2016	$1,094,492	$2,866,329	$2,286,247	$ 906,200	$ 1,845,887	$ 130,490	$9,129,645
	2015	$1,080,392	$2,888,697	$2,286,294	$ 1,092,300	$ 675,731	$ 100,426	$8,123,840

J.W. Johnson, Executive Vice President, Upstream	2017	$1,080,750	$3,923,035	$1,237,856	$ 1,710,700	$ 2,948,042	$ 124,132	$11,024,515
	2016	$1,012,417	$1,745,492	$2,970,501	$ 930,600	$ 2,640,381	$ 116,929	$9,416,320
	2015	$929,667	$2,888,697	$2,286,294	$ 985,300	$ 1,639,327	$ 226,413	$8,955,698
J.C. Geagea, Executive Vice President, Technology, Projects and Services	2017	$957,825	$3,018,827	$952,904	$ 1,347,200	$ 2,614,776	$ 112,790	$9,004,322
	2016	$906,367	$1,342,122	$2,286,247	$ 761,800	$ 2,551,179	$ 97,479	$7,945,194

(1)

Reflects actual salary earned during the fiscal year covered. Compensation is reviewed after the end of each year, and salary increases, if any, are generally effective April 1 of the following year. Mr. Wirth received a salary increase in February 2017 upon his appointment to Vice Chairman. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the Deferred Compensation Plan for Management Employees II (“DCP”).

Name	Salary Effective Date	Salary	Total Salary Deferred Under the DCP

J.S. Watson	April 2017	$1,863,500	$ 186,350

	April 2016	$1,863,500	$ 186,350

	April 2015	$1,863,500	$ 185,548

P.E. Yarrington	April 2017	$1,120,000	$ 16,760

	April 2016	$1,078,900	$ 16,165

	April 2015	$1,059,500	$ 15,835

M.K. Wirth	February 2017	$1,250,000	$ 19,221

	April 2016	$1,098,400	$ 16,590

	April 2015	$1,085,000	$ 16,308

J.W. Johnson	April 2017	$1,100,000	$ 16,215

	April 2016	$1,034,000	$ 14,948

	April 2015	$960,000	$ 13,293

J.C. Geagea	April 2017	$972,000	$ 13,757

	April 2016	$923,400	$ 12,827

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis—Pay Philosophy and Plan Design.”

(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares and restricted stock units (“RSUs”) granted under the LTIP on January 25, 2017. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

For performance shares granted on January 25, 2017, the per-share grant date fair value was $127.19. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates total stockholder return (“TSR”) for the Company and the LTIP peer group (BP, ExxonMobil,

Chevron Corporation—2018 Proxy Statement	49

EXECUTIVE COMPENSATION

Royal Dutch Shell, Total, and the S&P 500 Total Return Index) using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2017 through December 2019). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2017” table in this Proxy Statement.

The per-unit grant date fair value of the restricted stock units was $117.24, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are paid in cash upon vesting on January 31 following the fifth anniversary of the grant. Total payout will be based on the Chevron common stock closing price on the vesting date.

The material terms of performance shares and RSUs granted in 2017 are described in the “Grants of Plan-Based Awards in Fiscal Year 2017” and “Outstanding Equity Awards at 2017 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 25, 2017. The per-option grant date fair value was $15.32. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. The material terms of stock options granted in 2017 are described in the “Grants of Plan-Based Awards in Fiscal Year 2017” and “Outstanding Equity Awards at 2017 Fiscal Year-End” tables in this Proxy Statement.

(4)

2017 amounts reflect CIP awards for the 2017 performance year that were paid in March 2018. Ms. Yarrington elected to defer 1 percent of her award to the DCP, or $17,002. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards.

(5)

2017 amounts represent the aggregate change in the actuarial present value of the NEO’s pension value for the Chevron Retirement Plan (“CRP”) and the Chevron Retirement Restoration Plan (“RRP”) from January 1, 2017, through December 31, 2017, expressed as a lump sum. (The Deferred Compensation Plan for Management Employees and Deferred Compensation Plan for Management Employees II (both, the “DCP”) and ESIP Restoration Plan (“ESIP-RP”) do not pay above-market or preferential earnings and are not represented in this table.) For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2017 changes in the actuarial present value of an NEO’s pension value are attributable to five factors.

Increases in highest average earnings (“HAE”)

HAE is the highest consecutive 36-month average base salary and CIP awards.

Interest and discount rate assumptions used to estimate the value of the benefit

Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates are lower in 2017 than those used in 2016. In addition, 2017’s discount rate, 3.5 percent, is lower than 2016’s discount rate, 3.9 percent.

An additional year of age

The Chevron Retirement Plan and Retirement Restoration Plan provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the discount rate no longer applies. Furthermore, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions.

An additional year of benefit service earned in 2017

All of the NEOs worked for a full year in 2017, and their pension benefits increased because they earned an additional year of benefit service.

Mortality projections

When mortality tables project longer life spans, pension benefits increase.

The following table provides a breakdown of the percent of change in the NEO’s pension values:

		Factors
Name	Total Percent Change in Pension Value, Jan.-Dec. 2017(a)	Higher HAE	Change in Interest Rate and Discount Rate Assumptions	One Year Older	One Additional Year of Service	Mortality

J.S. Watson	6.6%	0.0%	2.7%	-2.3%	2.9%	3.3%

P.E. Yarrington	6.5%	0.0%	2.5%	-2.3%	2.8%	3.5%

M.K. Wirth	19.0%	0.0%	8.0%	4.9%	3.4%	2.7%

J.W. Johnson	22.2%	5.0%	6.3%	4.8%	3.3%	2.8%

J.C. Geagea	24.3%	6.0%	7.1%	5.0%	3.4%	2.8%

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2017 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2016 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2016 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

(6)

All Other Compensation for 2017 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, and group life insurance programs.

	J.S. Watson	P.E. Yarrington	M.K. Wirth	J.W. Johnson	J.C. Geagea

ESIP Company Contributions(a)	$21,600	$21,600	$21,600	$21,600	$21,600

ESIP-RP Company Contributions(a)	$127,480	$67,041	$76,884	$64,860	$55,026

Perquisites(b)

Financial Counseling(c)	$19,305	$–	$16,818	$14,128	$10,400

Motor Vehicles(d)	$6,503	$–	$3,620	$–	$–

Air Travel(e)	$26,801	$–	$110,111	$–	$17,659

Residential Security(f)	$5,188	$–	$352,842	$14,987	$–

Executive Physical(g)	$1,950	$–	$16,107	$–	$1,500

Expatriate Tax Equalization(h)	$–	$–	$–	$–	$–

Other(i)	$5,991	$–	$7,730	$8,557	$6,605

TOTAL, ALL OTHER COMPENSATION	$214,818	$88,641	$605,712	$124,132	$112,790

50	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8 percent of annual compensation when an employee contributes 2 percent of annual compensation or 4 percent if they contribute 1 percent. Employees may also choose to contribute an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($270,000 of income in 2017) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2017 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments, as described further in footnote (h). Except in the case of motor vehicles (footnote (d)) and air travel (footnote (e)), aggregate incremental cost is the same as actual cost.

(c)	In the case of Messrs. Johnson and Geagea, includes amounts paid on their behalf for preparation of tax returns in connection with expatriate assignments.

(d)

Aggregate incremental cost reflects the sum of (i) annual lease value multiplied by the percentage of mileage attributable to personal use and (ii) the cost of fuel for mileage attributable to personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, the Chairman and Vice Chairman have been requested to use a Company plane in most instances of travel, including instances of travel deemed personal. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related or it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the average estimated direct operating costs and the addition of crew costs for overnight lodging, meals and other fees, as applicable. For Messrs. Watson and Wirth, includes aggregate incremental cost for personal use of corporate aircraft. Also includes the cost of spousal travel on commercial aircraft when the spouse accompanies an NEO on Chevron-related travel.

(f)

For Mr. Wirth, reflects the aggregate incremental cost of home security improvements, including design and installation costs, and additional security detail following a home security assessment in 2017 ($352,014) in preparation for his assuming the role of Chairman and CEO. Also includes home security upgrades for Mr. Johnson and home security monitoring and maintenance costs for Messrs. Watson, Wirth, and Johnson.

(g)

Includes executive physical and/or related diagnostic procedures. For Mr. Wirth, includes the cost of the executive physical, as well as the travel-related costs for corporate aircraft flights and lodging associated with the executive physical.

(h)

Mr. Johnson and Mr. Geagea served on expatriate assignments in prior years, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in the United States. Their equalization benefits are not reflected above, as estimated taxes plus prior years’ amendments resulted in a net negative value for 2017.

(i)

Reflects the value of gifts presented to Mr. Watson upon his retirement and to Mr. Johnson’s spouse at a ceremonial ship-naming ceremony. Includes aggregate incremental cost of meals, activities, transportation, and other amenities for an NEO’s spouse’s participation in corporate events. Also includes aggregate incremental costs for meals and other travel-related costs for when the spouse accompanies an NEO on Chevron-related travel. From time to time, the NEOs attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost. Does not include $1 million donated by Chevron, as part of our ongoing charitable support of educational programs in the communities in which we operate, to the BASIC Fund, to support scholarships for Bay Area, California students, and in honor of Mr. Watson’s retirement as Chairman and Chief Executive Officer of Chevron. Mr. Watson will not derive a personal benefit from the contribution, nor was it Chevron’s intent to provide additional compensation to him.

(7)

Effective February 1, 2018, Mr. Watson retired and Mr. Wirth became Chairman and CEO. As of the end of 2017, both were also Directors of the Company. Employee Directors do not receive any additional compensation for their Board-related service.

Grants of Plan-Based Awards in Fiscal Year 2017

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs, in 2017. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (performance shares, stock options, and restricted stock unit awards) are made under our LTIP. These awards are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J.S. Watson	CIP		–	$2,795,250	$5,590,500	–	–	–	–	–	–	–
	Perf Shares	1/25/2017	–	–	–	13,068	65,340	130,680	–	–	–	$8,310,595
	Options	1/25/2017	–	–	–	–	–	–	–	250,000	$117.24	$3,830,000
	RSUs	1/25/2017	–	–	–	–	–	–	32,670	–	–	$3,830,231
P.E. Yarrington	CIP		–	$1,232,000	$2,464,000	–	–	–	–	–	–	–
	Perf Shares	1/25/2017	–	–	–	3,250	16,250	32,500	–	–	–	$2,066,838
	Options	1/25/2017	–	–	–	–	–	–	–	62,200	$117.24	$952,904
	RSUs	1/25/2017	–	–	–	–	–	–	8,120	–	–	$951,989
M.K. Wirth	CIP		–	$1,500,000	$3,000,000	–	–	–	–	–	–	–
	Perf Shares	1/25/2017	–	–	–	4,222	21,110	42,220	–	–	–	$2,684,981
	Options	1/25/2017	–	–	–	–	–	–	–	80,800	$117.24	$1,237,856
	RSUs	1/25/2017	–	–	–	–	–	–	10,560	–	–	$1,238,054
J.W. Johnson	CIP		–	$1,320,000	$2,640,000	–	–	–	–	–	–	–
	Perf Shares	1/25/2017	–	–	–	4,222	21,110	42,220	–	–	–	$2,684,981
	Options	1/25/2017	–	–	–	–	–	–	–	80,800	$117.24	$1,237,856
	RSUs	1/25/2017	–	–	–	–	–	–	10,560	–	–	$1,238,054
J.C. Geagea	CIP		–	$1,069,200	$2,138,400	–	–	–	–	–	–	–
	Perf Shares	1/25/2017	–	–	–	3,250	16,250	32,500	–	–	–	$2,066,838
	Options	1/25/2017	–	–	–	–	–	–	–	62,200	$117.24	$952,904
	RSUs	1/25/2017	–	–	–	–	–	–	8,120	–	–	$951,989

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards, including the criteria for determining the amounts payable.

Chevron Corporation—2018 Proxy Statement	51

EXECUTIVE COMPENSATION

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the Management Compensation Committee. Actual 2017 performance-year CIP award results, which are approved in January 2018 and paid in March 2018, are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the 2017 CIP, there is no threshold award. The maximum award is 200 percent of target for all CIP eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2017. If there is a payout, “threshold” represents the lowest possible payout (20 percent of the grant) and “Maximum” reflects the highest possible payout (200 percent of the grant). The performance shares awarded in 2017 accrue dividend equivalents and are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2017 through December 2019). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2017” table in this Proxy Statement, except that the modifier for the 2017 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total. As such, the modifiers for the 2017 grant range from 0 to 200 percent in increments of 40 percent.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the fifth annual anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date multiplied by the number of vested RSUs.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)

We calculate the grant date fair value of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) and as described in Footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

52	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2017, for each of our NEOs.

	Option Awards					Stock Awards
Name(1)	Grant Date of Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(6)

J.S. Watson	1/25/2017	–	250,000	$117.24	1/25/2027	33,940	$4,248,980	54,304	$6,798,368

	1/27/2016	321,600	643,200	$83.29	1/27/2026			110,400	$13,820,976

	1/28/2015	441,333	220,667	$103.71	1/28/2025

	1/29/2014	344,000		$116.00	1/29/2024

	1/30/2013	377,000		$116.45	1/30/2023

	1/25/2012	420,000		$107.73	1/25/2022

	1/26/2011	340,000		$94.64	1/26/2021

	1/27/2010	340,000		$73.70	1/27/2020

	3/25/2009	170,000		$69.70	3/25/2019

	3/26/2008	112,000		$84.96	3/26/2018

P.E. Yarrington	1/25/2017	–	62,200	$117.24	1/25/2027	8,436	$1,056,067	13,505	$1,690,748

	1/27/2016	79,966	159,934	$83.29	1/27/2026			27,450	$3,436,466

	1/28/2015	109,733	54,867	$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	103,000		$116.45	1/30/2023

	1/25/2012	105,000		$107.73	1/25/2022

	1/26/2011	132,000		$94.64	1/26/2021

	1/27/2010	135,000		$73.70	1/27/2020

M.K. Wirth	1/25/2017	–	80,800	$117.24	1/25/2027	10,971	$1,373,408	17,545	$2,196,412

	1/27/2016	79,966	159,934	$83.29	1/27/2026	18,300	$2,290,977	27,450	$3,436,466

	1/28/2015	109,733	54,867	$103.71	1/28/2025	14,700	$1,840,293

	1/29/2014	90,000		$116.00	1/29/2024

	3/27/2013	3,000		$120.19	3/27/2023

	1/30/2013	90,000		$116.45	1/30/2023

	1/25/2012	105,000		$107.73	1/25/2022

	1/26/2011	132,000		$94.64	1/26/2021

	1/27/2010	135,000		$73.70	1/27/2020

	3/25/2009	130,000		$69.70	3/25/2019

J.W. Johnson	1/25/2017	–	80,800	$117.24	1/25/2027	10,971	$1,373,408	17,545	$2,196,412

	1/27/2016	103,900	207,800	$83.29	1/27/2026			35,700	$4,469,283

	1/28/2015	109,733	54,867	$103.71	1/28/2025	14,700	$1,840,293

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	77,500		$116.45	1/30/2023

	1/25/2012	78,000		$107.73	1/25/2022

	1/26/2011	38,000		$94.64	1/26/2021

	1/27/2010	38,000		$73.70	1/27/2020

	3/25/2009	19,000		$69.70	3/25/2019

J.C. Geagea	1/25/2017	–	62,200	$117.24	1/25/2027	8,436	$1,056,067	13,505	$1,690,748

	1/27/2016	79,966	159,934	$83.29	1/27/2026			27,450	$3,436,466

	1/28/2015	109,733	54,867	$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	54,000		$116.45	1/30/2023

	1/25/2012	37,000		$107.73	1/25/2022

	1/26/2011	38,000		$94.64	1/26/2021

	1/27/2010	38,000		$73.70	1/27/2020

	3/25/2009	36,000		$69.70	3/25/2019

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus his or her years of service. This policy is a reflection of our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

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EXECUTIVE COMPENSATION

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. One-third of the 2017 grant vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)

Represents unvested RSUs that were awarded during the annual January LTIP award cycle. These awards are paid out in cash at the end of the vesting period. The January 25, 2017 RSUs include dividend equivalents. 100 percent will vest on January 31, 2022 if the NEOs are employed on January 31, 2018. The January 27, 2016 grant to Mr. Wirth does not include dividend equivalents, and will vest on January 27, 2019 if he is employed through the vesting date. The January 28, 2015 grants to Messrs. Wirth and Johnson do not include dividend equivalents, and will vest on January 28, 2018 if they are employed through the vesting date.

(4)	Market value is based upon number of RSUs, including, when applicable, dividend equivalents that have not vested multiplied by $125.19, the closing price of Chevron common stock on December 29, 2017.

(5)

Represents performance shares that vest and are paid out in cash at the end of the applicable three-year performance period. The January 25, 2017 grant accrues dividend equivalents, vests on December 31, 2019 and is paid in 2020. The January 27, 2016 grant does not accrue dividend equivalents, vests on December 31, 2018 and is paid in 2019. The estimated shares for the 2017 grant is based upon an 80 percent performance modifier, and the estimated shares for the 2016 grant is based upon a 150 percent modifier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including, when applicable, dividend equivalents, multiplied by $125.19, the closing price of Chevron common stock on December 29, 2017. The estimated payout value for the 2017 grant is based upon an 80 percent performance modifier, and the estimated payout value for the 2016 grant is based on a 150 percent performance modifier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2017” table in this Proxy Statement, except that the modifier for the 2017 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total. As such, the modifiers for the 2017 grant range from 0 to 200 percent in increments of 40 percent.

Option Exercises and Stock Vested in Fiscal Year 2017

The following table sets forth information concerning the cash value realized by each of our NEOs, upon exercise of stock options or stock appreciation rights or vesting of performance share awards in 2017.

	Options		Performance Shares
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
J.S. Watson	125,000	$ 4,527,588	73,875	$ 8,982,461
P.E. Yarrington	169,000	$ 6,938,894	18,375	$ 2,234,216
M.K. Wirth	112,000	$ 3,497,558	18,375	$ 2,234,216
J.W. Johnson	31,000	$ 797,356	18,375	$ 2,234,216
J.C. Geagea	23,000	$ 567,640	18,375	$ 2,234,216

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised or, for Mr. Geagea, the number of stock appreciation rights exercised, by the difference between the weighted average fair market value of Chevron common stock on the exercise date and the exercise price of the stock options or stock appreciation rights. For Mr. Geagea, no actual shares were acquired on exercise of his stock appreciation rights.

Name	Shares Acquired on Exercise	Grant Date	Exercise Price	Exercise Date	Weighted Average Fair Market Value on Exercise Date	Value Realized on Exercise
J.S. Watson	125,000	03/28/2007	$ 74.08	03/13/2017	$ 110.3007	$ 4,527,588
P.E. Yarrington	39,000	03/26/2008	$ 84.96	08/02/2017	$ 111.0000	$ 1,015,560
P.E. Yarrington	13,143	03/25/2009	$ 69.70	11/16/2017	$ 115.0059	$ 595,455
P.E. Yarrington	34,668	03/25/2009	$ 69.70	11/20/2017	$ 115.0031	$ 1,570,568
P.E. Yarrington	82,189	03/25/2009	$ 69.70	11/21/2017	$ 115.4155	$ 3,757,311
M.K. Wirth	1,229	03/26/2008	$ 84.96	11/07/2017	$ 118.0000	$ 40,606
M.K. Wirth	110,771	03/26/2008	$ 84.96	11/22/2017	$ 116.1681	$ 3,456,952
J.W. Johnson	11,000	03/26/2008	$ 84.96	08/01/2017	$ 110.5933	$ 281,966
J.W. Johnson	20,000	03/26/2008	$ 84.96	08/02/2017	$ 110.7295	$ 515,390
J.C. Geagea	23,000	03/26/2008	$ 84.96	07/31/2017	$ 109.6400	$ 567,640

(2)	Represents the cash value of vested performance shares granted in 2015 for the performance period January 2015 through December 2017.

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, and Total) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

54	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our Rank	1st	2nd	3rd	4th	5th
Performance Modifier	200%	150%	100%	50%	0%

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200 percent. Under the rules of the LTIP, in the event our measured TSR is less than one percentage point of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the company that ranks fourth, it will result in a modifier of 25 percent (the average of 50 percent and zero percent).

Third, we determine the cash value and payout of the performance share award, as follows:

Number of Performance Shares Granted	x	Performance Modifier	x	20-Day Trailing Average Price of Chevron Common Stock at the End of the Performance Period	=	Cash Value/Payout

For awards of performance shares made in 2015, the three-year performance period ended December 2017. Chevron was tied for second and third place, resulting in a performance modifier for the period of 125 percent. Accordingly, the cash value of the performance shares vested in 2017 for 2015 awards was calculated as follows:

	Shares Granted	x	Modifier	=	Shares Acquired on Vesting	x	20-Day Trailing Average Price	=	Cash Value/ Payout
J.S. Watson	59,100		125%		73,875		$ 121.59		$ 8,982,461
P.E. Yarrington	14,700		125%		18,375		$ 121.59		$ 2,234,216
M.K. Wirth	14,700		125%		18,375		$ 121.59		$ 2,234,216
J.W. Johnson	14,700		125%		18,375		$ 121.59		$ 2,234,216
J.C. Geagea	14,700		125%		18,375		$ 121.59		$ 2,234,216

Ms. Yarrington elected to defer 1 percent of her 2015 performance share grant to the DCP, or $22,342. Provisions of the DCP and Ms. Yarrington’s distribution election are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Pension Benefits Table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
J.S. Watson	Chevron Retirement Plan	36	$ 2,234,017	$ –
	Chevron Retirement Restoration Plan		$ 46,144,150	$ –
P.E. Yarrington	Chevron Retirement Plan	36	$ 2,205,880	$ –
	Chevron Retirement Restoration Plan		$ 18,877,702	$ –
M.K. Wirth	Chevron Retirement Plan	32	$ 1,739,092	$ –
	Chevron Retirement Restoration Plan		$ 14,988,276	$ –
J.W. Johnson	Chevron Retirement Plan	34	$ 2,021,483	$ –
	Chevron Retirement Restoration Plan		$ 14,199,179	$ –
J.C. Geagea	Chevron Retirement Plan	33	$ 1,900,438	$ –
	Chevron Retirement Restoration Plan		$ 11,469,418	$ –

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2017 financial statements and is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Watson, 37 years; Ms. Yarrington, 37 years; Mr. Wirth, 35 years; Mr. Johnson, 37 years; and Mr. Geagea, 36 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2017, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2017 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2017. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. These assumptions include the discount rate of 3.5 percent as of December 31, 2017. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 23. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2017, which are representative of the Pension Protection Act of 2006 lump sum interest rates.

See Footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Our NEOs are eligible for a pension after retirement and participate in both the CRP (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the RRP (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including all of our NEOs, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6 percent of the participant’s  highest  average  earnings  multiplied  by  years  of  credited service,  minus an  offset for Social Security benefits. For this purpose, "highest average earnings"

Chevron Corporation—2018 Proxy Statement	55

EXECUTIVE COMPENSATION

are the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2017, the applicable annualized averages were: Mr. Watson, $5,338,667; Ms. Yarrington, $2,374,900; Mr. Wirth, $2,404,367; Mr. Johnson, $2,002,000; and Mr. Geagea, $1,760,300.

The CRP benefit reflects the earnings limitation imposed by the Internal Revenue Code for qualified plans. On December 31, 2017, the applicable annualized earnings, after reflecting the average of the last three-year Internal Revenue Code Compensation limitations, was $266,667.

The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are reduced by early retirement discount factors of 0 percent per year above age 60 and 5 percent per year from age 60 to age 50 and are actuarially reduced below age 50 as prescribed by the plans.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	# of Annual Installments Elected	Time of First Payment
J.S. Watson	1	First January that is at least one year following separation from service
P.E. Yarrington	1	First quarter that is at least one year following separation from service
M.K. Wirth	1	First quarter that is at least one year following separation from service
J.W. Johnson	4	First quarter that is at least one year following separation from service
J.C. Geagea	1	First quarter that is at least one year following separation from service

Nonqualified Deferred Compensation Table

In this section, we set forth information concerning the value of each NEO’s, compensation deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of CIP awards and LTIP performance share awards and up to 40 percent of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 18 different funds that are designated by the Management Compensation Committee of the Board of Directors and that are also available in the Employee Savings Investment Plan, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll.

56	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

DCP funds and their annual rates of return, as of December 31, 2017, were:

Chevron Common Stock Fund	10.50%
American Funds EuroPacific Growth Fund Class R-6	31.17%
Dodge & Cox Income Separate Account	4.71%
State Street U.S. Inflation Protected Bond Index Non-Lending Series Fund; Class C	2.96%
Vanguard Balanced Index Fund Institutional Shares	13.86%
Vanguard Developed Markets Index Fund Institutional Plus Shares	26.49%
Vanguard Emerging Markets Stock Index Fund Institutional Shares	31.46%
Vanguard Federal Money Market Fund	0.81%
Vanguard Institutional 500 Index Trust	21.83%
Vanguard Institutional Extended Market Index Trust	18.16%
Vanguard Institutional Total Bond Market Index Trust	3.58%
Vanguard Institutional Total Stock Market Index Trust	21.19%
Vanguard PRIMECAP Fund Admiral Shares	29.60%
Vanguard Real Estate Investment Trust (REIT) Index Fund Institutional Shares	4.93%
Vanguard Short-Term Bond Index Fund Institutional Plus	1.21%
Vanguard Small-Cap Index Fund Institutional Plus Shares	16.27%
Vanguard Total World Stock Index Fund Institutional Shares	24.20%
Vanguard Windsor II Fund Admiral Shares	16.89%

NEOs may transfer into and out of funds daily, except that they may not make round-trip transfers within 30 days. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect that their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2017 annual rate of return for the Vanguard Treasury Money Market Fund was 0.79 percent.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Internal Revenue Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Internal Revenue Code 401(a)(17) ($270,000 in 2017). A minimum 2 percent deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive Contributions in the Last Fiscal Year(2)	Registrant Contributions in the Last Fiscal Year(3)	Aggregate Earnings In the Last Fiscal Year(4)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at Last Fiscal Year-End(6)
J.S. Watson	$710,450	$127,480	$2,456,952	$ –	$16,704,606
P.E. Yarrington	$ 52,484	$ 67,041	$5,558,916	$ –	$36,319,333
M.K. Wirth	$ 19,221	$ 76,884	$1,833,838	$ –	$15,463,884
J.W. Johnson	$ 16,215	$ 64,860	$ 388,618	$ –	$ 2,780,553
J.C. Geagea	$ 13,757	$ 55,026	$ 60,240	$ –	$ 590,969

Chevron Corporation—2018 Proxy Statement	57

EXECUTIVE COMPENSATION

(1)	Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to both pre-2005 and post-2004 balances.

Name	Plan	# of Annual Installments Elected	Time of First Payment
J.S. Watson	DCP post-2004	1	First January that is at least one year following separation from service
	DCP pre-2005	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	1	First January that is at least one year following separation from service
	ESIP-RP pre-2005	10	First quarter that is at least one year following separation from service
P.E. Yarrington	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.W. Johnson	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.C. Geagea	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

(2)

Reflects 2017 DCP deferrals of salary, any 2016 performance-year CIP, and LTIP performance shares for the 2014–2016 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in Footnote 1 to that table. For Mr. Watson and Ms. Yarrington, the CIP deferred in 2017 was reported in Footnote 4 to the “Summary Compensation Table” in our 2017 Proxy Statement. For Ms. Yarrington, the value of deferred LTIP performance shares was reported in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2016” table in our 2017 Proxy Statement.

Name	2017 Salary Deferrals	2017 CIP Deferrals	2017 LTIP Deferrals
J.S. Watson	$186,350	$524,100	$–
P.E. Yarrington	$16,760	$8,901	$26,823
M.K. Wirth	$19,221	$–	$–
J.W. Johnson	$16,215	$–	$–
J.C. Geagea	$13,757	$–	$–

(3)	Represents ESIP-RP contributions by the Company for 2017. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2017, and December 31, 2016, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2017 earnings in the DCP and ESIP-RP were as follows:

Name	DCP Earnings	ESIP-RP Earnings
J.S. Watson	$ 2,196,669	$ 260,283
P.E. Yarrington	$ 5,442,750	$ 116,166
M.K. Wirth	$ 1,723,447	$ 110,391
J.W. Johnson	$ 330,482	$ 58,136
J. C. Geagea	$ 12,738	$ 47,502

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2017, as follows:

Name	DCP Balance	ESIP-RP Balance
J.S. Watson	$ 14,020,871	$ 2,683,735
P.E. Yarrington	$ 35,125,122	$ 1,194,211
M.K. Wirth	$ 14,335,411	$ 1,128,473
J.W. Johnson	$ 2,195,810	$ 584,743
J. C. Geagea	$ 113,363	$ 477,606

These balances include amounts reported in this Proxy Statement and in prior Proxy Statements for: (i) NEO deferrals of salary reported as “Salary Deferred” in the footnotes to the “Summary Compensation Table”; (ii) Chevron’s ESIP-RP (and predecessor plans) contributions reported as “All Other Compensation” in the “Summary Compensation Table”; (iii) NEO deferrals of CIP awards reported in footnotes to the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table”; and (iv) NEO deferrals of LTIP performance share awards reported in footnotes to the “Option Exercises and Stock Vested in Fiscal Year 2017” table and the “Nonqualified Deferred Compensation Table,” as follows:

Name	Salary Deferral Amounts Previously Reported	ESIP-RP Amounts Previously Reported	CIP Amounts Previously Reported	LTIP Amounts Previously Reported
J.S. Watson	$ 1,688,888	$ 1,273,739	$ 2,711,600	$ –
P.E. Yarrington	$ 1,022,702	$ 495,155	$ 5,801,255	$ 10,854,891
M.K. Wirth	$ 125,448	$ 501,795	$ 3,457,080	$ 6,147,430
J.W. Johnson	$ 44,456	$ 177,826	$ 951,390	$ –
J. C. Geagea	$ 26,584	$ 106,335	$ –	$ –

58	Chevron Corporation—2018 Proxy Statement

EXECUTIVE COMPENSATION

Deferrals of the 2017 CIP awards and the LTIP performance shares for the 2015-2017 performance period are not reflected in the DCP balance at December 31, 2017, as they were not deferred until the underlying awards were settled in 2018. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2017” table in this Proxy Statement, as follows:

Name	CIP Amounts Previously Reported and Credited to the DCP in 2018	LTIP Amounts Previously Reported and Credited to the DCP in 2018
J.S. Watson	$–	$–
P.E. Yarrington	$17,002	$22,342
M.K. Wirth	$–	$–
J.W. Johnson	$–	$–
J. C. Geagea	$–	$–

Potential Payments Upon Termination or Change-in-Control

Our NEOs, do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus his or her time in service and the reasons for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons and, to ensure our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(2)	Termination for reasons other than misconduct and grants held for at least one year after grant date(2), and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points
Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(3)	Prorated vesting 5 years from termination to exercise(3)	100% vested Remaining term to exercise
Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
Standard restricted stock units	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
Supplemental restricted stock units(5)	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or non-solicitation.

(2)	For the 2017 grant, one must remain employed through the January 31 that is one year after the grant date.

(3)	Or the remaining term, if less.

(4)	Award based on and paid at the end of the performance or vesting period.

(5)	100 percent of the grant is forfeited, regardless of age, points, or termination reason, if not employed on the vesting date.

Chevron Corporation—2018 Proxy Statement	59

EXECUTIVE COMPENSATION

In the table that follows, we have assumed that each NEO terminated his or her employment for reasons other than for misconduct on December 31, 2017. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2017 Fiscal Year-End” table, performance shares or RSUs that vested in 2017 as reported in the “Option Exercises and Stock Vested in Fiscal Year   2017”  table,  accrued  retirement  and

other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the Employee Savings Investment Plan.

Benefits and Payments Upon Termination for Any Reason Other Than for Misconduct(1)
Name	Base Salary	Chevron Incentive Plan	Severance	Long-Term Incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Stock Options	Performance Shares	Restricted Stock Units

J.S. Watson	$ –	$ –	$ –	$ 31,690,007	$ 9,213,984	$ –	$75,000

P.E. Yarrington	$ –	$ –	$ –	$ 7,879,778	$ 2,290,977	$ –	$–

M.K. Wirth	$ –	$ –	$ –	$ 7,879,778	$ 2,290,977	$ –	$75,000

J.W. Johnson	$ –	$ –	$ –	$ 9,885,363	$ 2,979,522	$ –	$–

J.C. Geagea	$ –	$ –	$ –	$ 7,879,778	$ 2,290,977	$ –	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard restricted stock units under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. Because standard restricted stock units only became a routine LTIP component in 2017, none are deemed vested due to termination on December 31, 2017. All awards granted in 2017 are forfeited upon a termination in 2017, as are all unvested supplemental restricted stock units, regardless of grant date.

Termination with more than 90 points

Our NEOs have more than 90 points. Termination with at least 90 points results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant or the remaining one-third of the 2015 stock option grant, the remaining two-thirds of the 2016 stock option grant and 100 percent of the 2016 performance share grant. Vested stock options may be exercised through the remaining term of the option.

Valuation of stock options and performance shares

Stock option values are calculated based on the difference between $125.19, the December 29, 2017 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2017 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner.

Performance share values for the 2016 grants are calculated based on $125.19, the December 29, 2017 closing price of Chevron common stock, and a performance modifier of 100 percent. Refer to Footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2017” table for a description of how we calculate the payout value of performance shares and the effect of the performance modifier, as well as a summary of the amounts paid in February 2018 for the 2015 performance share grants.

(3)

Mr. Watson and Mr. Wirth will be provided with post-retirement office and administrative support services during their lifetimes. The estimated aggregate incremental cost of these benefits is approximately $75,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 50% time dedicated to providing such services, and no incremental cost for utilizing vacant office space at Chevron’s headquarters.

Our NEOs are eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2017, are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

60	Chevron Corporation—2018 Proxy Statement

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2017, with respect to Chevron’s equity compensation plans.

Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	103,987,677	(3)	$97.40	(4)	82,858,016	(5)
Equity compensation plans not approved by security holders(6)	415,204	(7)	–	(8)	–	(9)
TOTAL	104,402,881		$97.40	(4)	82,858,016

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2017. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2017, was 14,650, and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $66.23. The weighted average remaining term of the stock options is 2.46 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the LTIP and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “NED Plan”). Stock options and restricted stock units may be awarded under the LTIP, and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, restricted stock units, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 103,761,210 shares subject to stock options (granted under the LTIP or the NED Plan) and 226,467 shares subject to restricted stock units and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and restricted stock units granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the NED Plan. The weighted average remaining term of the stock options is 5.63 years.

(5)

An amended and restated LTIP was approved by the stockholders on May 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 82,057,548 shares that remain available for issuance pursuant to awards. An aggregate of 2,744,449 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 800,468 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2017.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 30,658 shares in 2017, 44,505 shares in 2016, and 32,745 shares in 2015.

Chevron Corporation—2018 Proxy Statement	61

CEO Pay Ratio

The ratio of the annual total compensation of our CEO (Mr. Watson) to the annual total compensation of our median compensated employee was 180:1 for 2017, calculated by dividing our CEO’s 2017 annual total compensation of $24,781,5681 by the 2017 annual total compensation of our median compensated employee of $137,8492.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median compensated employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2017, which included approximately 52,953 individuals located in 54 countries, of which 25,564 employees were on U.S. payroll and 27,389 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.1 percent of the total employee population in the non-U.S. jurisdictions with the smallest employee populations. As a result, we excluded 2,164 individuals in 38 non-U.S. countries. The excluded countries and their employee populations were as follows: Azerbaijan (9), Bahrain (9), Belgium (132), Bermuda (6), Botswana (8), Cambodia (34), Colombia (289), Democratic Republic of Congo (2), Denmark (5), Egypt (53), El Salvador (107), Germany (13), Glorioso Islands (1), Greece (14), Guatemala (50), Honduras (37), India (1), Italy (4), Japan (140), Kazakhstan (213), Malaysia (186), Mexico (48), Myanmar (4), Netherlands (107), Norway (11), Pakistan (110), Panama (50), Poland (1), Republic of Congo (34), Russian Federation (47), South Korea (10), Sri Lanka (76), Sweden (1), Taiwan (1), Turkey (4), United Arab Emirates (52), Venezuela (228), and Vietnam (67). As a result of these exclusions, the employee population used to identify the median employee was composed of 50,789 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, France, Indonesia, Kuwait, Nigeria, Philippines, Singapore, South Africa, Thailand, and the United Kingdom.

We identified the median employee using 2017 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2017 annual base salary determined as of October 1, 2017, and (ii) the actual annual cash bonus paid in the first quarter of 2017; provided, however, that for hourly employees who work for Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2017. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2017.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

1	Reflects the CEO’s annual total compensation as reported in the “Summary Compensation Table” on page 49 of this Proxy Statement.
2	The annual total compensation of the median compensated employee is calculated in the same manner as the CEO’s annual total compensation in the Summary Compensation Table.

62	Chevron Corporation—2018 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the ownership interest in Chevron common stock as of March 12, 2018, for (i) holders of more than five percent of our outstanding common stock; (ii) each non-employee Director; (iii) each named executive officer (NEO); and (iv) all non-employee Directors, NEOs, and other executive officers as a group. As of that date, there were 1,910,520,203 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee Director)	Shares Beneficially Owned(1)	Stock Units(2)	Total	Percent of Class
BlackRock, Inc.(3)	121,409,092	0	121,409,092	6.40%
State Street Corporation(4)	117,527,455	0	117,527,455	6.23%
The Vanguard Group(5)	131,073,154	0	131,073,154	6.94%
Wanda M. Austin+	987	2,223	3,210	*
Linnet F. Deily+	13,600	5,908	19,508	*
Robert E. Denham+	23,209	63,115	86,324	*
John B. Frank+	250	1,130	1,380	*
Alice P. Gast+	2,706	9,207	11,913	*
Joseph C. Geagea	663,377	0	663,377	*
Enrique Hernandez, Jr.+	74,971	16,701	91,672	*
James W. Johnson	757,118	6,180	763,298	*
Charles W. Moorman IV+	6,449	22,569	29,018	*
Dambisa F. Moyo+	1,404	2,223	3,627	*
Ronald D. Sugar+	2,479	52,230	54,709	*
Inge G. Thulin+	25,137	8,451	33,588	*
D. James Umpleby III+	41	496	537	*
John S. Watson	3,972,144	45,999	4,018,143	*
Michael K. Wirth	1,067,637	6,049	1,073,686	*
Patricia E. Yarrington	930,321	30,016	960,337	*
Non-employee Directors and executive officers as a group (19 persons)	8,842,088	314,086	9,156,174	*

*	Less than one percent.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 2018, as follows: 13,032 shares for Mr. Denham, 638,266 shares for Mr. Geagea, 65,389 shares for Mr. Hernandez, Jr., 739,833 shares for Mr. Johnson, 24,650 shares for Mr. Thulin, 3,867,800 shares for Mr. Watson, 1,036,466 shares for Mr. Wirth, 910,266 shares for Ms. Yarrington and 1,222,964 shares for all other executive officers not named in the table. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “NED Plan”).

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are stock units (awarded prior to 2007) and restricted stock units awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the Chevron Deferred Compensation Plan for Management Employees and/or the Chevron Deferred Compensation Plan for Management Employees II that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 8, 2018, by BlackRock Inc., 55 East 52nd Street, New York, NY 10055, BlackRock reports that it and its subsidiaries listed on Exhibit A of the Schedule 13G/A have sole voting power for 113,523,239 shares, sole dispositive power for 130,547,794 shares, and no shared voting and dispositive powers reported.

(4)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2018, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, State Street reports that it and its subsidiaries listed on Exhibit 1 of the Schedule 13G have no sole voting and dispositive powers and shared voting and shared dispositive powers for 119,274,029 shares reported.

(5)

Based on information set forth in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2018, by The Vanguard Group—23-1945930, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that it and its subsidiaries listed on Appendix A of the Schedule 13G/A have sole voting power for 2,655,468 shares, sole dispositive power for 139,800,769 shares, shared voting power for 413,374 shares, and shared dispositive power for 2,950,804 shares reported.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires Directors and certain officers to file with the U.S. Securities and Exchange Commission reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2017 all of our Directors and officers timely filed all reports they were required to file under Section 16(a).

Chevron Corporation—2018 Proxy Statement	63

Board Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation (Item 3 on the Proxy Card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, stockholders are entitled to a nonbinding vote on the compensation of our named executive officers (sometimes referred to as “say-on-pay”). At the 2017 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2018 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

In 2017, in response to stockholder feedback received through engagements, Chevron made a number of changes to our compensation program that were positively received by stockholders as indicated by the vote support in 2017. We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement for a discussion of those changes.

Vote Required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Your Board’s Recommendation

Your Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

64	Chevron Corporation—2018 Proxy Statement

Rule 14a-8 Stockholder Proposals

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Responsibility Report, our Annual Report, and this Proxy Statement. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, and the Corporate Responsibility Report, as well as the other information presented on Chevron’s website.

We will provide the name, address, and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

Vote Required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

Your Board’s Recommendation

Your Board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation—2018 Proxy Statement	65

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Lobbying

(Item 4 on the Proxy Card)

Whereas, we believe in full disclosure of Chevron’s direct and indirect lobbying activities and expenditures to assess whether Chevron’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of Chevron request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Chevron used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Chevron’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Chevron is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Public Policy Committee and posted on Chevron’s website.

Supporting Statement

We encourage transparency and accountability in Chevron’s use of corporate funds to influence legislation and regulation. Since 2010, Chevron has spent over $70 million on federal lobbying. These figures do not include lobbying expenditures to influence legislation in states, where Chevron also lobbies but disclosure is uneven or absent. For example, Chevron has spent over $28 million lobbying in California since 2010, and Chevron’s lobbying on California’s cap and trade bill has attracted media attention (“Businesses Spent Millions Lobbying Before Cap-and-Trade vote,” E&E News, July 26, 2017).

Chevron is a member of the American Petroleum Institute (API), Business Roundtable and National Association of Manufacturers, which together spent over $64 million lobbying in 2015 and 2016, and belongs to the Chamber of Commerce, which has spent over $1.3 billion on lobbying since 1998. Chevron does not disclose its payments to trade associations nor amounts used for lobbying. We are concerned that Chevron’s lack of trade association lobbying disclosure presents reputational risks. For example, API and Chevron have drawn scrutiny for lobbying on benzene regulation (“Oil Companies Leaking Benzene Lobbied against Pollution Rules,” International Business Times, September 6, 2017).

And Chevron does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as belonging to the American Legislative Exchange Council (ALEC). Chevron’s ALEC membership has drawn scrutiny (“More Oil Companies Could Join Exxon Mobil as Focus of Climate Investigations,” New York Times, November 6, 2015). Over 100 companies have publicly left ALEC, including BP, ConocoPhillips, Occidental Petroleum and Shell.

66	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that a special report beyond Chevron’s current voluntary and mandatory disclosures is an unnecessary and inefficient use of Chevron’s resources. Chevron already discloses to the public extensive information about its political contributions and lobbying activities. In many cases, this disclosure goes beyond what is required by law. At Chevron’s last six Annual Meetings, an average of 73 percent of votes cast opposed this proposal.

Energy—its production, development, deployment, and consumption—endures as a critical public policy issue, both domestically and internationally. Public policy decisions can significantly affect Chevron’s strategies, capital investments, operations and, ultimately, stockholder value. Opponents of our industry are well resourced to influence policy decisions in a manner that achieves their objectives. Accordingly, to protect stockholder value, Chevron exercises its fundamental right and responsibility to participate in the political process and ensure lawmakers are informed by our expertise and insights when developing energy policy. Chevron does so by making political contributions to candidates and entities who support oil and gas industry development, by engaging in direct and indirect lobbying, and by participating in various business and policy organizations that advocate positions designed to support free markets and fair energy industry legislation and regulations.

Chevron continuously assesses which public policy issues are important to its long-term interests. The Company may not agree with every position taken by the industry or the trade associations it supports, but by participating in these organizations, it has the best opportunity to influence their positions in a manner that aligns with Chevron’s values and the long-term interests of its stockholders.

Chevron adheres to the highest ethical standards when engaging in political activities, ensures that such activities align with corporate goals, and complies with the letter and spirit of all laws and regulations governing lobbying activities and disclosure.

Chevron agrees that transparency and accountability are important aspects of corporate political activity. That is why Chevron provides extensive disclosure of these activities. At www.chevron.com/investors/corporate-governance/political-contributions, stockholders and the public can find:

•	Information about Chevron’s political contributions, lobbying philosophy and oversight mechanisms.

•

Chevron’s most recent annual Corporate Political Contributions report and the Chevron Employee Political Action Committee (“CEPAC”) Contributions report. Itemized in each report are the contributions to all candidates, organizations, and committees as well as the ballot measures that received contributions designated specifically for political involvement.

•

Chevron’s prior-year federal quarterly lobbying reports and a link to the federal lobbying disclosure website, which contains current and previous years’ reports (http://disclosures.house.gov/ld/ldsearch.aspx). These reports disclose total corporate expenditures related to lobbying and issues lobbied. The Company’s lobbying activities in the United States are strictly regulated by federal, state, and local lobbying laws. Each governing jurisdiction determines its own regulations regarding lobbying compliance and also establishes the policies and guidelines associated with reporting and disclosure.

•

A link to the federal lobbying contributions search website. This site contains the details of the Company’s current and previous years’ contributions. There is also a link to the Federal Election Commission website, which contains current and previous years’ reports for the CEPAC.

•

Chevron’s prior-year California quarterly lobbying reports. In January 2016, the California Fair Political Practices Commission amended its regulations to require itemization of certain payments made to a single payee that total $2,500 or more in a calendar quarter. The new itemized reporting requirement was effective July 1, 2016. In accordance with the new regulation, Chevron itemized the prescribed reportable payments, the primary purpose of the payments (e.g. public affairs, research, consultants, etc.), and the name and address of the payee on its third quarter 2016 employer report and subsequent reports.

•	A link to the California State Lobbying Activity site, which contains the Company’s prior-year California quarterly lobbying reports.

Chevron’s political activities are subject to thorough review and oversight. All corporate political contributions are centrally controlled, budgeted, and reviewed for compliance with the law. Each contribution is reported in its applicable jurisdiction. On an annual basis, the Public Policy Committee of the Board of Directors reviews the policies, procedures and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying. In addition, Chevron’s employees are required to complete political and lobbying compliance training.

Your Board is confident that the Company’s political activities are aligned with Chevron’s expressed goals and our stockholders’ long-term interests. The Board encourages you to review the reports and other materials described above, and on Chevron’s website, and to judge for yourself whether Chevron’s efforts and your interests are aligned. Given the Company’s current extensive disclosure, your Board believes the additional report called for in this proposal is unnecessary.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2018 Proxy Statement	67

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Business with Conflict-Complicit Governments

(Item 5 on the Proxy Card)

Whereas: Chevron, in partnership with Total and Myanma Oil and Gas Enterprise (MOGE), holds equity in one of the largest investment projects in Burma (Myanmar): the Yadana gas field and pipeline that generates billions of dollars for the Burmese government.

In Burma, foreign participation in the energy sector takes place through joint ventures with the state-owned MOGE. U.S. lawmakers have stated that “MOGE’s operations lack transparency, that it remains overly influenced by the Burmese military, and that the large amounts of foreign investment flowing into MOGE are not sufficiently accountable to the Burmese people or its parliament.”

In March 2015, Chevron entered into an additional production sharing contract with MOGE to explore in the Rakhine Basin.

Rakhine state is home to the Rohingya people, an ethnic minority that has been subject to a government-sanctioned campaign of repression and violence. Although they have lived in Burma for generations, the Rohingya are denied citizenship and voting rights, freedom of religion, and other basic rights. In 2012, Burmese security forces moved more than 120,000 Rohingya from their homes into detention camps where access is restricted to basic services, such as food, healthcare, and education.

In August 2017, a new military crackdown caused an estimated 620,000 Rohingya, half of them children, to flee to neighboring Bangladesh. In November 2017, following a visit to the region and an analysis of the facts, U.S. Secretary of State Rex Tillerson described the Burmese army’s offensive against the Rohingya as

“ethnic cleansing” and called for a “credible, independent investigation” of the military’s reported human rights abuses. Tillerson also signaled possible U.S. sanctions against Burma’s army.

The U.S. Holocaust Memorial Museum has reported that the Rohingya are “at grave risk of additional mass atrocities and even genocide.” In November 2017, Amnesty International issued a report detailing how Rohingya in Myanmar are subject to a “vicious system of state-sponsored, institutionalized discrimination that amounts to apartheid,” meeting the international legal definition of a crime against humanity.

The International Coalition for the Responsibility to Protect (ICRtoP) monitors countries worldwide for instances of serious crimes under international law including genocide, war crimes, ethnic cleansing, and crimes against humanity. ICRtoP lists several countries, cited by the United Nations and civil society organizations, in which Chevron is currently producing oil and gas: Burma (Myanmar), Democratic Republic of Congo, and Nigeria.

Be it resolved: The shareholders request the Board to publish a report six months following the 2018 annual general meeting, omitting proprietary information and prepared at reasonable cost, evaluating the feasibility of adopting a policy of not doing business with governments that are complicit in genocide and/or crimes against humanity as defined by the U.S. Department of State or the appropriate international body.

Supporting Statement

As shareholders, we believe that our company has the duty to avoid the moral, legal, financial, reputational, and operational risks posed by doing business with governments complicit in genocide or crimes against humanity. It is incumbent that our board adopt policies that protect shareholder value from these risks.

68	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because Chevron has in place rigorous policies and processes to identify and manage geopolitical and socioeconomic issues and risks.

The Company believes that U.S. investment is a strong mechanism for the economic growth and development that provides opportunities for improved quality of life in host countries. Chevron supports the value of U.S. investment in Myanmar and the need to foster a business environment that respects human rights and will continue to work with other U.S. companies and the government to promote this. Chevron also values the ongoing dialogue with stockholders on this critical issue of violence in Rakhine State, Myanmar.

Chevron conducts its business in accordance with The Chevron Way values, which place a high priority on conducting business in a socially and environmentally responsible manner, respecting the law, supporting universal human rights, and maintaining the highest ethical standards. The Company reinforces its commitment and manages corporate responsibility—related risks through its management systems, corporate policies, and corporate responsibility performance.

Chevron’s Human Rights Policy clarifies and reinforces the responsibility to respect human rights, focusing on areas most salient to its business: employees, security, community engagement, and suppliers. Related processes and guidance provide direction on management of potential human rights issues, such as resettlement, grievances, and dealings with indigenous peoples. Chevron’s policy addresses labor relations, contracting and procurement, stakeholder engagement, and environmental protection. The policy calls for assessments of security and human rights issues in areas of operations, consistent with the Voluntary Principles on Security and Human Rights (“Voluntary Principles”).

Chevron’s Corporate Policy on Security of Personnel and Assets (“SP&A”) supplements and reinforces its Human Rights Policy. The SP&A explains the link between security and human rights and establishes guidelines and safeguards to help Chevron conduct security operations in compliance with its Human Rights Policy and applicable national and international law. The SP&A is part of Chevron’s Operational Excellence Management System (“OEMS”). A detailed description of the OEMS is available at https://www.chevron.com/about/operational-excellence/oems.

A key aspect of Chevron’s security process is the Security Risk Assessment Program, which helps identify, assess, and manage potential security and human rights issues. This assessment is conducted prior to the commencement of new projects and considers, for example, community grievances, violence and conflict in the region, and use of security forces. Chevron requires reporting of security and human rights incidents to Chevron’s Global Security organization and to its Public Policy and Corporate Responsibility group. Chevron also offers a global 24-hour hotline that is available in numerous languages to employees, contractors, and external stakeholders via telephone, Internet, and email.

Chevron’s standard security services contracts incorporate the Company’s commitment to the Voluntary Principles. In particular, the Company’s contractual terms set forth expectations regarding training on the Voluntary Principles, background screening of contract personnel, and investigation of allegations of security and human rights incidents. The Company’s contracts also reserve the right for Chevron to audit contracting companies to determine if they adhere to these and other requirements.

Chevron’s Enterprise Risk Management process includes an annual review with executive management and the Board of Directors that identifies financial, operational, market, political, and other risks inherent in its business. The Board oversees Chevron’s risk management policies and practices to ensure that the appropriate systems are employed. The Board’s Public Policy Committee monitors social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates, including in Myanmar. Semiannually, the Board receives a report that discusses legislative and regulatory initiatives, safety and environmental stewardship, community relations, and reputational issues for key countries where Chevron operates.

With The Chevron Way values as a foundation, the framework of the Company’s management system, policies and processes, which guide business decisions wherever it operates, provides clear and consistent guidance and expectations for the Company’s investments and operational decisions. The proposed feasibility review is unnecessary, as it would not yield any additional information beyond what Chevron receives through existing reviews and assessments.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2018 Proxy Statement	69

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Transition to a Low Carbon Business Model

(Item 6 on the Proxy Card)

Whereas: A global transition toward a low carbon economy is occurring and trends to reduce global demand for carbon-based energy are accelerating. Major oil companies face unprecedented disruption to their business model driven by global imperatives to limit global warming to well below 2 degrees Celsius and a resulting growth in low- and non-carbon-emitting technologies and energy sources.

Goldman Sachs pegs the low carbon economy at a $600 billion-plus revenue opportunity, estimating that solar PV and wind will add more to the global energy supply between 2015 and 2020 than shale oil production did between 2010 and 2015.

Low carbon market forces, including competition from electric cars, will be a “resoundingly negative” threat to the oil industry. The CEOs of Statoil and Shell have predicted that peak oil demand may occur as early as the 2020s. Citigroup estimates the value of unburnable fossil fuel reserves could reach $100 trillion through 2050. In 2016, Fitch Ratings urged energy companies to plan for “radical change.”

A failure to plan for this transition may place investor capital at substantial risk. Carbon Tracker (CTI) estimates 30 to 40 percent of Chevron’s potential upstream capex through 2035 is outside the Paris Agreement’s goal of less than 2 degrees global warming. CTI notes 2.3 trillion of industry-wide upstream projects are inconsistent with global commitments to limit climate change and rapid advances in clean technologies.

While Chevron has recently slowed capital expenditures in the face of lower oil prices, a decade of historic spending on high cost, high carbon assets has made our company vulnerable1 to further downturns in demand and falling oil prices. Global climate action and low carbon technological advancements make it vital that our company transition its business plan to remain successful in an increasingly decarbonizing economy.

Peers including Total, Shell, and Statoil have already begun investing in clean energy projects including wind, solar, and renewables storage. In 2016, oil major investments in clean energy more than doubled. Total has a stated goal to increase renewable and low carbon businesses to 20 percent of the company’s portfolio and made the largest number of investments in clean energy companies in 2016. By 2020, Shell plans to spend approximately 1 billion dollars annually to adapt to the transition toward renewable power and electric cars. Statoil has established a new energy unit to capitalize on the growing renewable energy sector.

Resolved: With board oversight, shareholders request Chevron issue a report (at reasonable cost, omitting proprietary information) describing how the Company could adapt its business model to align with a decarbonizing economy by altering its energy mix to substantially reduce dependence on fossil fuels, including options such as buying, or merging with, companies with assets or technologies in renewable energy, and/or internally expanding its own renewable energy portfolio, as a means to reduce societal greenhouse gas emissions and protect shareholder value.

[1]	See https://www.asyousow.org/ays_report/unconventional-risks-the-growing-uncertainty-of-oil-investments

70	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because we believe such a report is unnecessary in light of the safeguards and oversight in place through Chevron’s strategy, planning and risk management processes. The Company’s processes for overseeing and managing the risk of stranded assets under possible future climate change regulation are described in “Climate Change Resilience: A Framework for Decision Making” (www.chevron.com/climate-change-resilience). This report builds on a report the Company voluntarily introduced last year and aligns with the reporting framework of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures.

Chevron shares the concerns of governments and the public about climate change risks and recognizes that the use of fossil fuels to meet the world’s energy needs is a contributor to rising levels of greenhouse gases (“GHGs”) in Earth’s atmosphere. Chevron believes that taking prudent, practical, and cost-effective action to address climate change risks is the right thing to do. Mitigation of GHG emissions, adaptation to climate change, and continuation of scientific and technological research should all be considered. You can read more about Chevron’s climate change policy principles and actions we are taking to manage GHG emissions at https://www.chevron.com/corporate-responsibility/climate-change/greenhouse-gas -management.

We disagree with the premise of the proposal that future diversification of energy sources requires all energy producers to curtail production of fossil fuel resources and/or to diversify their portfolios proportionately. A decrease in overall fossil fuel emissions is not inconsistent with continued or increased fossil fuel production by the most efficient producers. We believe Chevron is a capable and efficient energy producer, well positioned to participate in meeting future energy demand regardless of other energy sources that may become competitive. Given the Company’s deep and proven capability to efficiently produce hydrocarbon resources and the important role of hydrocarbons in meeting future energy demand, we do not believe it would be prudent to shift from a hydrocarbon focus at this time. In fact, doing so could be detrimental to current stockholders because it would divert limited resources away from profitable deployment to areas in which Chevron does not have a competitive advantage.

Chevron has a variety of strategy, planning, and risk management processes and systems in place through which it tests new opportunities, evaluates performance, and assesses possible disruptors of supply and demand (including technological and regulatory) and their impact on its business. Through its ongoing strategy, planning, and risk management processes, the Company considers portfolio and investment options that enhance its competitive position. This dynamic management of Chevron’s portfolio—the selling and/or acquisition of assets referred to in the proposal and the timing of when to commit capital to develop various resources—ensures that the Company will continue to prosper regardless of the economic or policy environment. Assets deemed not having strategic fit or long-term value to Chevron relative to others may be divested. Investments may be increased in areas where value is foreseen in the economic, market, and policy environments, as the Company has continued to do in the Permian Basin, where it has a competitive advantage. Another important example of Chevron’s ability to respond to market signals is the increased share of natural gas production in its portfolio.

We agree that energy from diverse sources will be needed in order to meet the growing demand for energy. As part of Chevron’s ongoing planning and assessment, it monitors and often participates in research on evolving renewable energy technologies (e.g., wind, solar, and biofuels) that might impact its business. The insights the Company gains are incorporated into its strategic planning. Chevron believes that strong demand for its current product slate will continue—even in a carbon-constrained scenario.

Chevron has robust strategy, planning, and risk management processes to ensure its portfolio mix is appropriate, and the Company has made extensive disclosures on these already. Accordingly, your Board believes that the report requested in the proposal is unnecessary.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2018 Proxy Statement	71

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Methane Emissions

(Item 7 on the Proxy Card)

Whereas: Methane emissions contribute significantly to climate change, with an impact of roughly 86 times that of carbon dioxide over a 20 year period. Emissions of this potent gas from the oil and gas sector—via venting, flaring, and leaking—has the potential to erase the potential climate benefits of burning oil or gas instead of coal.

The oil and gas industry is the largest U.S. source of methane emissions.1 The 2017 International Energy Agency’s World Energy Outlook finds that methane emissions from the oil and gas value chain are among the cheapest to abate of all anthropogenic emissions.

Cost effective technological solutions exist and can be deployed immediately to substantially reduce methane emissions in the oil and gas industry. A small number of “super-emitter” leaks may produce a disproportionately large portion of emissions. With advances in infrared, drone, and leak detection technology, as well as more efficient equipment, it is well within the ability of companies to find and dramatically reduce their methane leaks.

As an indication of the importance of methane emissions, peers including Exxon, Shell, and BP recently committed to a set of guiding principles to reduce methane emissions and improve transparency.2 The American Petroleum Institute announced the formation of an “Environmental Partnership” to voluntarily reduce methane emissions from U.S. oil and gas operations.3 A number of oil and gas companies have previously announced adoption of methane reduction targets as part of the ONE Future Coalition.

A 2016 study ranked Chevron as 17th out of the 100 highest methane emitters from onshore production.4 Although Chevron provides broad and generalized statements about its methane reduction activities, it fails to disclose the information necessary to allow investors to assess its leak detection and repair practices based on objective, quantitative information. In a 2017 special methane edition of “Disclosing the Facts” Chevron scored only two out of thirteen points on its methane leak detection and emission reduction management-related disclosures for its U.S. operations. Chevron’s reporting substantially lags that of its peers.

Given the intense and growing public scrutiny of methane emissions, Chevron must demonstrate to investors that it is taking action to reduce its methane risk. Disclosure of specific management practices and their impacts, especially with respect to leak detection, is the primary means by which investors can assess how our company is managing this important risk.

Resolved: Shareholders request that Chevron provide a report (at reasonable cost, omitting proprietary information) using quantitative indicators, on the company’s actions beyond regulatory requirements to minimize methane emissions, particularly leakage, from the company’s hydraulic fracturing operations.

Supporting Statement: Proponents request the report include:

•	Identifying how frequently leak detection methodologies, beyond visual inspections, are used at facilities such as well pads, compressors, etc., including equipment inspected

•	repair times for identified leaks
•	status of reducing high bleed pneumatic devices

•	methane emission rates from drilling, completion, and production operations

•	methane emissions reduction targets

[1]	https://www.epa.gov/ghgemissions/overview-greenhouse-gases#methane
[2]	https://www.wsj.com/articles/exxon-shell-bp-to-join-group-to-cut-emissions-from-natural-gas-1511360150
[3]	https://www.platts.com/latest-news/oil/washington/amid-deregulatory-push-api-launches-push-to-limit-26851288
[4]	https://cdn.americanprogress.org/wp-content/uploads/2016/06/17113709/MethanePollution-report.pdf

72	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because we believe such a report is unnecessary in light of Chevron’s demonstrated efforts and progress in managing methane emissions and its independent motivation to do so.

Over the past several years, Chevron has worked internally and with industry partners to reduce methane emissions, including through the application of technologies and deployment of best practices. In addition, the Company continues to work collectively with its peers to further develop an understanding of the entire natural gas lifecycle with a focus on methane emissions. To this end, Chevron has sponsored research by the University of Texas and a consortium led by the Colorado School of Mines that aims to better understand site-level and basin-level methane emissions. Obtaining this scientific data on methane emissions is important to informing sound and effective public policies to reduce emissions.

Natural gas, the principal component of which is methane, is a product Chevron develops and sells into the market. Reducing methane emissions is aligned with good stewardship of the Company’s products and its financial incentives. According to the U.S. Environmental Protection Agency and the Energy Information Administration data, methane emissions from the natural gas industry fell 16 percent from 1990 to 2015, whereas production grew 51 percent.1

Chevron has enhanced its facilities inspection and repair programs and modified operational practices. These include using instruments such as optical gas imagers and handheld gas detectors to regularly survey sites for leaks and using low-emission, no-emission, or non-continuous pneumatic devices in lieu of high-emission continuous bleed pneumatic controls.

Chevron continues to learn about, test and implement new technologies, equipment and operational practices. For example, by studying leak detection data, the Company can better assess equipment emissions performance and refine its operating, maintenance and equipment purchase practices. In testing new technology, Chevron has piloted several emerging technologies and remains encouraged that technological advancement will inform development of practical regulatory and voluntary leak detection programs. In addition, Chevron serves on the Industrial Advisory Board of the Methane Emissions Test and Evaluation Center (“METEC”), a Colorado State University and Department of Energy/Advanced Research Project Agency—Energy testbed facility that models a natural gas facility. METEC is used to test methane-sensing technologies and evaluate performance.

Chevron is a founding partner of The Environmental Partnership, an industry initiative to accelerate improvements to reduce methane and volatile organic compound emissions. The voluntary initiative, which was launched in December 2017 by the American Petroleum Institute, is composed of more than 25 natural gas and oil producers. The initiative will initially focus on reducing emissions associated with the removal of liquid buildup in wells, retrofitting high-bleed pneumatic controllers with low- or zero-emitting devices, and implementing monitoring and timely repair of fugitive emissions in the United States.

Finally, over the past several years, Chevron has enhanced its reporting of methane emissions reduction activities, including highlighting some of these activities in its 2016 Corporate Responsibility Report.

In addition to our efforts to reduce methane leakage, Chevron is working reduce to flaring and venting, which contribute to our overall methane emissions. Since 2012, the company has reduced flaring and venting by 22 percent, primarily through the development of country-specific plans to minimize gas flaring.

We believe that Chevron’s significant and ongoing efforts to reduce methane emissions from its operations represent strong stewardship of its products and demonstrate its commitment to protecting the environment. Thus, your Board believes that this proposal is unnecessary in light of existing activities, commitments and investments.

Therefore, your Board recommends that you vote AGAINST this proposal.

[1]	http://www.api.org/news-policy-and-issues/news/2017/10/04/blm-proposal-offers-opportunity-to-fix-venting-and-flaring-rule

Chevron Corporation—2018 Proxy Statement	73

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Independent Chairman

(Item 8 on the Proxy Card)

Resolved: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement

We believe that inadequate board oversight has led management to mishandle a number of issues, increasing risks and costs to shareholders.

First, Chevron has mishandled risk related to the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment against our Company for oil pollution. When Chevron acquired Texaco in 2001, it acquired significant legal, financial, and reputational liabilities stemming from pollution in the Ecuadorian Amazon. In November 2013, the Ecuadorian National Court confirmed a landmark judgment against Chevron.

An attempt to collect damages from Chevron via its subsidiary in Canada is pending as an appeal. That effort moved forward in October 2017 when the Ontario Court of Appeal ruled against Chevron’s attempt to impose around $1 million in security costs upon the Ecuadorian plaintiffs.

Chevron has acknowledged the serious risk from enforcement of the $9.5 billion judgment. Deputy Controller Rex Mitchell testified that such seizures of Company assets “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.” However, instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, management has pursued a costly legal strategy that has lasted more than two decades.

Second, investors are concerned that Chevron is not adequately addressing climate change—a massive risk that is already manifesting and set to intensify in the long run via regulation,

energy price swings, and growing uncertainty of fossil fuel investments. Chevron has published a climate risk scenario report and attempted to reduce capital spending. However, investor concerns remain:

•	Climate-related tort claims and similar litigation against Chevron are mounting.

•	Chevron’s 2017 climate risk report downplays important factors, such as potential competition from low-carbon energy technologies.

•	Chevron supports lobbying and trade associations that spread disinformation on climate science and policy, such as American Legislative Exchange Council and American Petroleum Institute.

Third, inadequate board attention could intensify perennial risks and controversies in Chevron’s global operations—such as renewed attacks on Chevron’s Nigeria assets in 2016, controversy over operations in Myanmar during ethnic cleansing of the Rohingya in 2017, and a 2017 landmark enforcement action against Chevron for alleged tax evasion in Australia.

At Chevron’s 2017 shareholder meeting, 38.7 percent of shareholders voted for this resolution.

An independent Chair would improve oversight of management and attention to long-range risks such as those above. Please vote FOR this common-sense governance reform.

74	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

As required by Chevron’s By-Laws, the independent members of your Board elect the Board Chairman annually and, as part of this election, review whether to elect the CEO or another Director to serve as Chairman. The Board thus has great flexibility to fulfill its fiduciary duty to stockholders and choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances at the time.

In the most recent management succession, in selecting Mr. Michael K. Wirth as Chief Executive Officer, the Board also determined to appoint Mr. Wirth as Chairman of the Board. Your Board believes that Chevron and its stockholders currently benefit from the unity of leadership and companywide strategic alignment associated with combining the positions of Chairman and CEO. For example, as a global energy company that negotiates concessions and leases with host-country governments around the world, we believe it is generally advantageous to the Company for the CEO to represent the Chevron Board as its Chairman in such dialogues. Your Board does recognize the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. When the CEO is elected Chairman, the independent Directors annually elect a Lead Director from among themselves, whose responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence, including executive sessions;

•	lead executive sessions of the independent Directors following each Board meeting and provide feedback to the Chairman as needed;

•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and approve meeting agendas, schedules and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors;

•	lead the independent Directors in the annual CEO performance evaluation;

•	oversee the process for CEO succession planning;

•	lead the independent Directors in the Board evaluation process and in the discussion of the results of the evaluation;

•	be available to advise Board Committee Chairs in their roles and responsibilities;

•	participate in interviews of prospective Director nominees; and

•	be available as appropriate for consultation and direct communication with stockholders.

As part of each Board meeting, the independent Directors meet in executive session with no members of management present. They use this opportunity to discuss any matters they determine appropriate, including evaluation of senior management, CEO and management succession, Chevron’s operating and financial performance and returns to stockholders, and Board priorities, among others.

A fixed policy requiring a separation of the roles of Chairman and CEO is also unnecessary because of Chevron’s many other strong corporate governance practices, including: annual election of all Directors, a majority vote requirement in uncontested elections of Directors, an overwhelming majority of independent Directors, proxy access, independent Director access to senior management, and publicly available Corporate Governance Guidelines. The independent oversight of Chevron’s Board leadership is further supported by Chevron’s regular Board refreshment, multidimensional diversity among its Directors, and regular rotation of Committee chairpersons and of the Lead Director, all of which ensure that new perspectives are brought to the selection of Chevron’s Chairman and to other critical Board decisions.

This proposal erroneously implies that there is a positive correlation between long-term Company performance and separating the roles of Chairman and CEO. Most reputable studies that have examined this question have failed to find any such correlation. Most recently, the July 2017 study CEO/Chairman Structure & Company Performance, by Simpson Thacher & Bartlett LLP and Rivel Research

Group examined various time horizons and concluded there is no empirical evidence to support such a correlation. This lack of correlation explains why, according to the most recent Spencer Stuart Board Index, only 25 percent of chairmen of S&P 500 companies are independent.

For additional information regarding the Board’s views on its leadership structure, we encourage stockholders to read the “Board Leadership Structure” and “Independent Lead Director” sections of this Proxy Statement, on pages 18 and 19.

Although the proposal purports to relate to the Board’s leadership structure, the supporting statement makes clear that the proposal is fundamentally a vehicle to discuss the Ecuador litigation and related actions against Chevron. Your Board believes that the Ecuador judgment is illegitimate and the product of fraud. In this regard, stockholders should be aware that as part of a nearly 500-page opinion issued on March 4, 2014, Judge Lewis A. Kaplan of the U.S. District Court for the Southern District of New York summarized the court’s factual findings as follows:

“[Donziger] and the Ecuadorian lawyers he led corrupted the Lago Agrio case. They submitted fraudulent evidence. They coerced one judge, first to use a court-appointed, supposedly impartial ‘global expert’ to make an overall damages assessment and then to appoint to that important role a man whom Donziger hand-picked and paid to ‘totally play ball’ with the Lago Agrio plaintiffs. They then paid a Colorado consulting firm secretly to write all or most of the global expert’s report, falsely presented the report as the work of the court-appointed and supposedly impartial expert, and told half-truths or worse to U.S. courts in attempts to prevent exposure of that and other wrongdoing. Ultimately, the [Lago Agrio Plaintiffs] team wrote the Lago Agrio court’s judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment. If ever there were a case warranting equitable relief with respect to a judgment procured by fraud, this is it.”

On August 8, 2016, this 500-page trial court opinion was unanimously affirmed on appeal. The appeals court stated that there was “no basis for dismissal or reversal” of the district court’s judgment, noting that “the record in the present case reveals a parade of corrupt actions by the [Lago Agrio Plaintiffs’] legal team, including coercion, fraud and bribery, culminating in the promise to Judge Zambrano of $500,000 from a judgment in favor of the [Lago Agrio Plaintiffs].” On June 19, 2017, the U.S. Supreme Court denied a certiorari petition seeking further review of the Second Circuit’s opinion. As a result, the trial court’s findings as affirmed by the Second Circuit are now final and conclusive, and the fraudulent Ecuadorian judgment cannot be enforced in the United States.

In addition to the above, the Lago Agrio Plaintiffs’ efforts to enforce the fraudulent Ecuadorian judgment in Argentina, Brazil and Canada have suffered major setbacks. On November 1, 2017, the National Civil Court No. 61 in Buenos Aires, Argentina, dismissed the plaintiffs’ recognition and enforcement action due to lack of jurisdiction. On November 29, 2017, the Superior Court of Justice in Brasilia, Brazil, unanimously dismissed the plaintiffs’ recognition and enforcement action on jurisdictional grounds as well. These two dismissals follow public prosecutor opinions in Argentina and Brazil recommending against enforcement of the Ecuadorian judgment in their respective countries.

On January 20, 2017, the Ontario Superior Court of Justice in Toronto, Canada, granted the motions for summary judgment filed by Chevron Canada Limited and Chevron Corporation, ruling that the two companies are separate legal entities with separate rights and obligations. As a result, the court dismissed the recognition and enforcement claim against Chevron Canada Limited. Chevron Corporation remains a defendant in the action.

Your Board expects Chevron’s management to act in the best interests of the Company’s stockholders and vigorously defend the Company against this fraudulent action.

Finally, the proposal posits that a different Board leadership structure is necessary to address climate change risks and operational risks around the world. Chevron’s processes for managing enterprise risk are already subject to robust Board oversight, as described in “Climate Change Resilience: A Framework for Decision Making” (www.chevron.com/climate-change-resilience).

Given strong independent Board oversight of the CEO and management and the Company’s corporate governance practices, including an effective independent Lead Director, your Board does not believe that a fixed policy requiring an independent Chairman is in the best interests of stockholders.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2018 Proxy Statement	75

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Independent

Director with Environmental Expertise

(Item 9 on the Proxy Card)

Environmental expertise is critical to the success of companies in the energy industry because of the significant environmental issues associated with their operations. Shareholders, lenders, host country governments and regulators, and affected communities are focused on these impacts. A company’s inability to demonstrate that policies and practices are in line with internationally accepted environmental standards can lead to difficulties in raising new capital and obtaining the necessary licenses from regulators.

We believe that Chevron would benefit by addressing the environmental impact of its business at the most strategic level by appointing an environmental specialist to the board. An authoritative figure with acknowledged expertise and standing could perform a valuable role by enabling Chevron to more effectively address the environmental issues inherent in its business. It would also help ensure that the highest levels of attention focus on the development of environmental standards for new projects.

Therefore, Be It Resolved: Shareholders request that, as elected board directors’ terms of office expire, at least one candidate is recommended who:

•	has a high level of expertise and experience in environmental matters relevant to hydrocarbon exploration and production and is widely recognized in the business and environmental communities as an authority in such field, as reasonably determined by the company’s board, and

•	will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director.*

*	For these purposes, a director shall not be considered “independent” if, during the last three years, he or she –

•	was, or is affiliated with a company that was an advisor or consultant to the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company worth at least $100,000 annually;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sorts described herein with any affiliate of the Company; and

•	was a spouse, parent, child, sibling or in-law of any person described above.

76	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that its current membership possesses significant environmental experience. Furthermore, Board members have fiduciary duties requiring them to be informed on numerous issues and across many disciplines to make collaborative decisions. Requiring the Board to nominate “special purpose” Director candidates would likely undermine this essential collaboration. As a matter of good governance, the elected members of the Board Nominating and Governance Committee should not be constrained in their assessment of which skills and experience best serve the present and expected future needs of the Board. Furthermore, Chevron has rigorous processes and standards for protecting the environment and well-developed risk management systems in place. At Chevron, environmental management is a core business function that the whole Board is responsible for overseeing in the same way it oversees performance of all other core business functions. At Chevron’s eight most recent Annual Meetings, an average of 78 percent of votes cast opposed this proposal, with opposition steadily growing over that period.

This Proxy Statement and Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance) discuss Chevron’s Board membership criteria. These criteria include environmental experience. Your Board currently includes a number of independent Directors with environmental and/or operational experience relevant to Chevron’s business, including Directors Alice P. Gast, Enrique Hernandez, Jr., Charles W. Moorman IV, Dambisa F. Moyo, Ronald D. Sugar, and Inge G. Thulin. You can learn more about these Directors’ experience by reviewing their biographies in this Proxy Statement or at www.chevron.com/about/leadership.

In addition to individual experience, your Board has access to extensive internal and external expertise on environmental matters. Your Board frequently reviews environmental matters in connection with Chevron’s projects, operations, and products and is briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board regularly visit Chevron operations across the globe, where, as part of these visits, they discuss environmental matters specific and relevant to those locations. Also, in 2017, as is the case each year, the Board received a number of reports and presentations specifically on environmental matters. Environmental professionals within Chevron have expertise at the facility, strategic, business unit and operating company levels, and Chevron routinely accesses external resources to stay apprised of best practices and technology advances.

Chevron is committed to responsible environmental management, which includes the prevention of environmental incidents and impacts. Across its global operations, the actions of Chevron’s workforce are guided by The Chevron Way and the Company’s Operational Excellence Management System (“OEMS”) expectations. Those expectations require the global execution of a number of corporate processes and standards, including an environmental stewardship process and a number of environmental performance standards. For more than a decade, Lloyd’s Register Quality Assurance Ltd. has independently attested that Chevron’s OEMS meets the requirements of the International Organization for

Standardization’s environmental management system standard and the Occupational Health and Safety Assessment Series’ management system specification and verified that the OEMS is implemented throughout the corporation. The last attestation, received in 2015, is valid for a three-year period, and work is underway for the 2018 attestation.

In addition, significant environmental and process safety issues are reviewed by the Board and management to ensure compliance with the Company’s rigorous processes and are described in Chevron’s annual Corporate Responsibility Report and on Chevron’s website. These processes have helped Chevron drive strong environmental and process safety performance. For example, Chevron:

•

is consistently executing the OEMS enterprisewide. The OEMS puts into action The Chevron Way values and places high priority on the safety and health of the Company’s workforce and the protection of communities, the environment and business assets through active leadership supported by risk management processes, leading and lagging metrics, and technical standards;

•

has developed and implemented WellSafe, a program to assure that well and reservoir fluids are kept under control and are not released, potentially impacting people and the environment; the program provides maximum reasonable assurance that well control is maintained at all times on all operations that are under the direct control of Chevron’s Drilling and Completions organization;

•

is executing a Contractor Health, Environment and Safety Management process globally, which establishes clear accountabilities and facilitates active engagement with contractors to help keep them, and Chevron’s entire workforce, safe;

•	has established itself as a consistent leader among its peers in spill prevention and has reduced its recordable volume of petroleum spills to land and water by more than 90 percent since 2011;

•	has reduced its estimated in-scope equity greenhouse gas emissions from flaring and venting by 45 percent since 2003, as reported in Chevron’s annual Corporate Responsibility Report;

•	has an environmental management company dedicated to responsible stewardship of sites with residual environmental impacts; and

•

recognizes the importance of biological diversity by incorporating conservation considerations into project evaluations and decision making and by supporting numerous flora and fauna conservation projects around the world.

In light of the existing environmental experience represented on Chevron’s Board and Chevron’s rigorous standards for protecting the environment and well-developed environmental risk management systems, your Board believes that the action sought through this proposal is unnecessary, would narrow the pool of eligible Directors for consideration, and would provide no additional benefit to Chevron and its stockholders.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2018 Proxy Statement	77

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Special Meetings

(Item 10 on the Proxy Card)

Resolved: Shareowners request that the Board of Chevron Corporation (“Chevron” or “Company”) take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting shall not contain exceptions or excluding conditions that apply only to shareowners but not to management or the Board.

Supporting Statement

This Proposal grants shareowners the ability to consider important matters which may arise between annual meetings, and augments the Board’s power to itself call a special meeting. This Proposal earned the support of 32% of shares voted in 2017, representing over $50 billion in shareholder value.

We believe management has mishandled a variety of issues in ways that significantly increase both risk and costs to shareholders. The most pressing of these issues is the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment against Chevron for oil pollution.

When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. For two decades the affected communities brought suit against Texaco (and subsequently Chevron). The case reached its conclusion in November 2013 when the Ecuadorian National Court (equivalent to the U.S. Supreme Court), confirmed a $9.5 billion judgment against Chevron.

Instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, Chevron pursued a costly legal strategy that last for more than two decades. In the course of these proceedings, Chevron’s management made significant missteps, including moving the case from New York to Ecuador. In an unprecedented move, Chevron harassed and subpoenaed stockholders who questioned the advisability of the Company’s legal strategy.

An attempt to collect damages from Chevron via its subsidiary in Canada is pending on appeal. That effort advanced in October 2017 when the Ontario Court of Appeal ruled against the Company’s attempt to impose roughly $1 million in security costs upon the Ecuadorean plaintiffs.

Chevron has acknowledged the serious risk enforcement of the $9.5 billion judgment represents. Under oath, Deputy Controller Rex Mitchell testified that such seizure of Company assets: “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.”

However, Chevron has yet to fully report these risks in either public filings or statements to shareholders. As a result, investors have requested that the U.S. Securities and Exchange Commission investigate whether Chevron violated securities laws by misrepresenting or materially omitting information in regard to the multi-billion Ecuadoran judgment.

Shareholders urgently need a reasonable 10% threshold to call special meetings.

Therefore: Vote FOR this common-sense governance enhancement that would improve shareholder communication and protect shareholder value.

78	Chevron Corporation—2018 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because stockholders have consistently supported Chevron’s current By-Law regarding special meetings, and the Board continues to believe this By-Law is in the stockholders’ best interests and provides appropriate and reasonable limitations on the right to call special meetings. In 2010, stockholders representing approximately 80 percent of Chevron’s common stock outstanding approved an amendment to Chevron’s By-Laws that permits stockholders owning 15 percent of Chevron’s outstanding common stock to call for special meetings. At Chevron’s last six Annual Meetings, an average of 68 percent of votes cast opposed this stockholder proposal to reduce the threshold for calling special meetings to 10 percent.

Your Board continues to believe that Chevron’s 15 percent threshold to call for a special meeting provides stockholders with assurance that a reasonable number of stockholders consider a matter important enough to merit a special meeting. Preparing for and holding a special meeting, like the Annual Meeting, is time-consuming and expensive. The 15 percent threshold helps avoid waste of Company and stockholder resources on addressing narrow or special interests.

In addition to a lower threshold, the proposal would permit a special meeting without any appropriate and reasonable limitations. Chevron’s By-Laws currently contain two important limitations. A special meeting cannot be called (i) if the Board has already called or will call an Annual Meeting of stockholders for the same purpose specified in the special meeting request or (ii) if an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations. Moreover, the issues raised by the proponents in support of this proposal already are consistently discussed at Chevron’s Annual Meetings.

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s Annual Meetings, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Chevron is also listed on the New York Stock Exchange (“NYSE”), and the NYSE requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties and for when such issuances represent more than 20 percent of an issuer’s voting power.

Finally, although the proposal purports to relate to special meetings, the supporting statement suggests that the proposal is nothing more than a vehicle to discuss the Ecuador litigation and related actions against Chevron. The proponent implies that special meetings are an appropriate vehicle for pressuring the Company to succumb to the demands in the Ecuador litigation and pay a judgment secured through fraud and deceit. Your Board believes that the Ecuador litigation is illegitimate and the product of fraud. In this regard, stockholders should be aware that as part of a nearly 500-page opinion issued on March 4, 2014, Judge Lewis A. Kaplan of the U.S. District Court for the Southern District of New York summarized the court’s factual findings as follows:

“[Donziger] and the Ecuadorian lawyers he led corrupted the Lago Agrio case. They submitted fraudulent evidence. They coerced one judge, first to use a court-appointed, supposedly impartial ‘global expert’ to make an overall damages assessment and then to appoint to that important role a man whom Donziger hand-picked and paid to ‘totally play ball’ with the Lago Agrio plaintiffs. They then paid a Colorado consulting firm secretly to write all or most of the global expert’s report, falsely presented the report as the work of the court-appointed and supposedly impartial expert, and told half-truths or worse to U.S. courts in attempts to prevent exposure of that and other wrongdoing. Ultimately, the [Lago Agrio Plaintiffs] team wrote the Lago Agrio court’s judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment. If ever there were a case warranting equitable relief with respect to a judgment procured by fraud, this is it.”

On August 8, 2016, this 500-page trial court opinion was unanimously affirmed on appeal. The appeals court stated that there was “no basis for dismissal or reversal” of the district court’s judgment, noting that “the record in the present case reveals a parade of corrupt actions by the [Lago Agrio Plaintiffs’] legal team, including coercion, fraud and bribery, culminating in the promise to Judge Zambrano of $500,000 from a judgment in favor of the [Lago Agrio Plaintiffs].” On June 19, 2017, the U.S. Supreme Court denied a certiorari petition seeking further review of the Second Circuit’s opinion. As a result, the trial court’s findings as affirmed by the Second Circuit are now final and conclusive, and the fraudulent Ecuadorian judgment cannot be enforced in the United States.

In addition to the above, the Lago Agrio Plaintiffs’ efforts to enforce the fraudulent Ecuadorian judgment in Argentina, Brazil and Canada have suffered major setbacks. On November 1, 2017, the National Civil Court No. 61 in Buenos Aires, Argentina, dismissed the plaintiffs’ recognition and enforcement action due to lack of jurisdiction. On November 29, 2017, the Superior Court of Justice in Brasilia, Brazil, unanimously dismissed the plaintiffs’ recognition and enforcement action on jurisdictional grounds as well. These two dismissals follow public prosecutor opinions in Argentina and Brazil recommending against enforcement of the Ecuadorian judgment in their respective countries.

On January 20, 2017, the Ontario Superior Court of Justice in Toronto, Canada, granted the motions for summary judgment filed by Chevron Canada Limited and Chevron Corporation, ruling that the two companies are separate legal entities with separate rights and obligations. As a result, the court dismissed the recognition and enforcement claim against Chevron Canada Limited. Chevron Corporation remains a defendant in the action.

Your Board expects Chevron’s management to act in the best interests of the Company’s stockholders and vigorously defend the Company against this fraudulent action.

Your Board believes that the 2010 stockholder vote to establish a 15 percent threshold for special meetings should be respected. The By-Law then approved by stockholders responds to the essence of the proposal.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2018 Proxy Statement	79

Voting and Additional Information

Vote Results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

Appointment of Proxy Holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement.

If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

Record Date; Who Can Vote

Stockholders owning Chevron common stock at the close of business on Monday, April 2, 2018, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,910,959,978 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

Quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will not be voted on any such matter.

How to Vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of Record	Street Name Stockholders	Employee Plan Participants

If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 29, 2018.

You can vote in person at the Annual Meeting by providing proof of ownership and by completing, signing, dating, and returning your proxy card during the meeting.

If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 29, 2018.

You can vote in person at the Annual Meeting ONLY if you obtain and present a proxy, executed in your favor, from the bank, broker, or other holder of record of your shares.

If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.

All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 24, 2018, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or on the Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

80	Chevron Corporation—2018 Proxy Statement

VOTING AND ADDITIONAL INFORMATION

Revoking Your Proxy or Voting Instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of Record	Street Name Stockholders	Employee Plan Participants
• Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324;	Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.
• Submit a proxy card with a later date and signed as your name appears on your account;
• Vote at a later time by telephone or the Internet; or
• Vote in person at the Annual Meeting.

Confidential Voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 30, 2018:

The Notice of 2018 Annual Meeting, 2018 Proxy Statement, and 2017 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2017 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2017 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

Method and Cost of Soliciting and Tabulating Votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $30,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

Chevron Corporation—2018 Proxy Statement	81

VOTING AND ADDITIONAL INFORMATION

Householding Information

We have adopted a procedure, approved by the U.S. Securities and Exchange Commission, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

Email Delivery of Future Proxy Materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

Stockholder of Record Account Maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 505000, Louisville,

KY 40233-5000 or, if by overnight delivery, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

Submission of Stockholder Proposals for 2019 Annual Meeting

Proposals for Inclusion in Next Year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 11, 2018.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

82	Chevron Corporation—2018 Proxy Statement

VOTING AND ADDITIONAL INFORMATION

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least three percent of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20 percent of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Notices of director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 11, 2018 and no later than the close of business on December 11, 2018.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Other Proposals or Nominees for Presentation at Next Year’s Annual Meeting (Advance Notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2019 annual meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the 2018 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 30, 2019, and no later than the close of business on March 1, 2019.

•

Where to send these proposals. Proposals and nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals and nominations must include the information required by our advance notice By-Laws.

Chevron Corporation—2018 Proxy Statement	83

VOTING AND ADDITIONAL INFORMATION

Preregistering for and Attending the Annual Meeting

The Annual Meeting will be held on Wednesday, May 30, 2018, at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324. The meeting will begin promptly at 8:00 a.m. PDT.

Important Notice Regarding Admission to the 2018 Annual Meeting

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 24, 2018. For complete instructions for preregistering and obtaining an admission letter, please read the information below.

Registration and Rules for Admission

Due to space constraints and other security considerations, only stockholders or their legal proxy holders that have preregistered and been issued an admission letter may attend the Annual Meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request letters to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

To preregister for and receive an admission letter to the Annual Meeting, please send your request to Chevron’s Corporate Governance Department by:

•	email, corpgov@chevron.com;

•	fax, 925-842-2846; or

•	mail, Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

If you have questions about the admission process, you may call 1-877-259-1501.

Requests for preregistration and an admission letter must be received no later than 5:00 p.m. PDT on Thursday, May 24, 2018.

Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:

•

If you are a stockholder of record (i.e., you hold your shares through Chevron’s transfer agent, Computershare), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your Proxy Materials, (ii) a copy of your Computershare account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your Proxy Materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Registration requests will be filled on a first-come, first-served basis. If space is available, you will receive an admission letter by email or mail.

On the day of the Annual Meeting, please be prepared to present a form of government-issued photo identification, along with your admission letter, at the meeting registration desk. The registration desk will open at 7:00 a.m. PDT on May 30, 2018.

Prohibited Items

Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, posters, signs, or packages will NOT be allowed into the Annual Meeting, other than for Company purposes. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of the meeting attendees.

84	Chevron Corporation—2018 Proxy Statement

The Chevron Way

Getting Results the Right Way

The Chevron Way explains who we are, what we believe, how we achieve and where we aspire to go.

It establishes a common understanding not only for us, but for all who interact with us.

Vision

At the heart of The Chevron Way is our vision ... to be the global energy company most admired for its people, partnership and performance.

Enabling Human Progress

We develop the energy that improves lives and powers the world forward.

Values

Our Company’s foundation is on our values, which distinguish us and guide our actions to delivery results. We conduct our business in a socially and environmentally responsible manner, respecting the law and universal human rights to benefit the communities where we work.

Diversity and Inclusion

We learn from and respect the cultures in which we operate. We have an inclusive work environment that values the uniqueness and diversity of individual talents, experiences and ideas.

High Performance

We are passionate about delivering results, and strive to continually improve. We hold ourselves accountable for our actions and outcomes. We apply proven processes in a fit-for-purpose manner and always look for innovative and agile solutions.

Integrity and Trust

We are honest with ourselves and others, and honor our commitments. We trust, respect and support each other. We earn the trust of our colleagues and partners by operating with the highest ethical standards in all we do.

Partnership

We build trusting and mutually beneficial relationship by collaborating with our communities, governments, customers, suppliers and other business partners. We are most successful when our partners succeed with us.

Protecting People and the Environment

We place the highest priority on the health and safety of our workforce and protection of our assets, communities and the environment. We deliver world-class performance with a focus on preventing high-consequence incidents.

Strategies

Our strategies guide our actions to deliver industry-leading results and superior shareholder value in any business environment.

Enterprise Strategies

People

Invest in people to develop and empower a highly competent workforce that delivers results the right way

Execution

Deliver results through disciplined operational excellence, capital stewardship and cost efficiency

Growth

Grow profits and returns by using our competitive advantages

Technology and Functional Excellence

Differentiate performance through technology and functional expertise

Major Business Strategies

Upstream

Deliver industry-leading returns while developing high-value resource opportunities

Downstream & Chemicals

Grow earnings across the value chain and make targeted investments to lead the industry in returns

Midstream

Deliver operational, commercial and technical expertise to enhance results in Upstream and Downstream & Chemicals

For more information: The Chevron Way

www.chevron.com/about/the-chevron-way

CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324

VOTE BY TELEPHONE OR INTERNET OR MAIL

24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com or, from a smartphone, scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E41445-P06989-Z72159	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHEVRON CORPORATION
	If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date, and return this proxy card.
	Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1j:			For	Against	Abstain

	1a.	W. M. Austin		☐	☐	☐

	1b.	J. B. Frank		☐	☐	☐			For	Against	Abstain

	1c.	A. P. Gast		☐	☐	☐	3.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

	1d.	E. Hernandez, Jr.		☐	☐	☐	Your Board recommends you vote AGAINST stockholder proposals 4 through 10:		For	Against	Abstain

	1e.	C. W. Moorman IV		☐	☐	☐	4.	Report on Lobbying	☐	☐	☐

	1f.	D. F. Moyo		☐	☐	☐	5.	Report on Feasibility of Policy on Not Doing Business With Conflict Complicit Governments	☐	☐	☐

	1g.	R. D. Sugar		☐	☐	☐	6.	Report on Transition to a Low Carbon Business Model	☐	☐	☐

	1h.	I. G. Thulin		☐	☐	☐	7.	Report on Methane Emissions	☐	☐	☐

	1i.	D. J. Umpleby III		☐	☐	☐	8.	Adopt Policy on Independent Chairman	☐	☐	☐

	1j.	M. K. Wirth		☐	☐	☐	9.	Recommend Independent Director with Environmental Expertise	☐	☐	☐

							10.	Set Special Meetings Threshold at 10%	☐	☐	☐

Your Board recommends you vote FOR Board proposals 2 and 3:

2.	Ratification of Appointment of PWC as Independent Registered Public Accounting Firm			☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Dear Stockholder:

The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2018 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted.

Important Notice Regarding Admission to the 2018 Annual Meeting
Stockholders or their legal proxy holders who wish to attend the Annual Meeting must pre-register with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 24, 2018. For complete instructions for pre-registering and obtaining an admission letter, see page 84 of the Proxy Statement.
Sincerely,
Mary A. Francis
Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders
•	Meeting Date:	Wednesday, May 30, 2018
•	Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
•	Meeting Location:	Chevron Park Auditorium
6001 Bollinger Canyon Road
San Ramon, CA 94583

Prohibited items: Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, posters, signs or packages will NOT be allowed into the Annual Meeting, other than for Company purposes. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of meeting attendees.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 30, 2018:

The Notice of the 2018 Annual Meeting, 2018 Proxy Statement, and 2017 Annual Report are available at www.proxyvote.com.

E41446-P06989-Z72159

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Monday, April 2, 2018 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 30, 2018, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 P.M., EDT, Thursday, May 24, 2018, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.